      As filed with the Securities and Exchange Commission on April 15, 1994
                                                  REGISTRATION NO. 33 -

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM  S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                             TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Delaware                                           4841                                   84-0588868
    (State or other jurisdiction of                                                                    (I.R.S. Employer
     incorporation or organization)     (Primary Standard Industrial Classification Code Number)      Identification No.)

                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000
                                 (303) 267-5500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------------------

                             Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                                Terrace Tower II
                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000
                                 (303) 267-5500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------

                                    Copy to:
                          Elizabeth M. Markowski, Esq.
                             Baker & Botts, L.L.P.
                                885 Third Avenue
                         New York, New York  10022-4834
                                 (212) 705-5000

                       ----------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum          Proposed maximum           Amount of
    Title of each class of            Amount to be        offering price per Note      aggregate offering        registration
   securities to be registered         Registered                   (1)                     price (1)               fee (1)
   ---------------------------        ------------        -----------------------      ------------------        ------------

 9.55% Senior Notes, Series
  A due December 15, 2001  .          $5,000,000                  100%                    $5,000,000                 $1,724.14

 8.67% Senior Notes, Series
  B due August 31, 2002  . .          $26,500,000                 100%                    $26,500,000                $9,137.93

 8.85% Senior Notes, Series
  C due August 31, 2002  . .          $36,000,000                 100%                    $36,000,000               $12,413.79
 9.82% Senior Notes, Series
  D due September 30, 1997 .          $32,000,000                  100%                   $32,000,000               $11,034.48

 10.25% Senior Notes, Series
  E due September 30, 2000 .          $20,000,000                  100%                   $20,000,000                $6,896.55

 Total . . . . . . . . . . .         $119,500,000                  100%                  $119,500,000               $41,206.90


(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           TELE-COMMUNICATIONS, INC.,
         Cross Reference Sheet Between Items in Form S-4 and Prospectus
                   Pursuant to Item 501(b) of Regulation S-K


   ITEM NO.                   FORM S-4 CAPTION                                 HEADING IN PROSPECTUS
   --------                   ----------------                                 ---------------------
               A.  INFORMATION ABOUT THE TRANSACTION

               Forepart of Registration Statement and Outside
 Item 1.       Front Cover Page of Prospectus  . . . . . . . .   Outside Front Cover Page
 Item 2.       Inside Front and Outside Back Cover
               Pages of Prospectus   . . . . . . . . . . . . .   Inside Front Cover Page; Available Information;
                                                                 Incorporation of Certain Documents by Reference
 Item 3.       Risk Factors, Ratio of Earnings to Fixed
               Charges and Other Information   . . . . . . . .   Summary; Certain Considerations; The Company
 Item 4.       Terms of the Transaction  . . . . . . . . . . .   The Exchange Offer; Certain Federal Income Tax
                                                                 Considerations; Description of New Notes; Comparison of
                                                                 Existing Notes and New Notes
 Item 5.       Pro Forma Financial Information . . . . . . . .   Incorporation of Certain Documents by Reference
 Item 6.       Material Contacts with the Company Being
               Acquired  . . . . . . . . . . . . . . . . . . .   *
 Item 7.       Additional Information Required for
               Reoffering by Persons and Parties
               Deemed to be Underwriters . . . . . . . . . . .   *
 Item 8.       Interests of Named Experts and Counsel  . . . .   Legal Matters; Experts
 Item 9.       Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities . . . . . . . . . . . . . . . . . .   *

               B.  INFORMATION ABOUT THE REGISTRANT

               Information with Respect to S-3
 Item 10.      Registrants . . . . . . . . . . . . . . . . . .   Recent Developments
 Item 11.      Incorporation of Certain Information by
               Reference . . . . . . . . . . . . . . . . . . .   Incorporation of Certain Documents by Reference
 Item 12.      Information with Respect to S-2 or S-3
               Registrants . . . . . . . . . . . . . . . . . .   *
 Item 13.      Incorporation of Certain Information by
               Reference . . . . . . . . . . . . . . . . . . .   *
 Item 14.      Information with Respect to Registrants
               Other than S-3 or S-2 Registrants . . . . . . .   *

               C.  INFORMATION ABOUT THE COMPANY BEING
                   ACQUIRED

 Item 15.      Information with Respect to S-3
               Companies . . . . . . . . . . . . . . . . . . .   *
 Item 16.      Information with Respect to S-3 or S-2
               Companies . . . . . . . . . . . . . . . . . . .   *
 Item 17.      Information with Respect to Companies
               Other than S-3 or S-2 Companies . . . . . . . .   *

               D.  VOTING AND MANAGEMENT INFORMATION

               Information if Proxies, Consents or
 Item 18.      Authorizations are to be Solicited  . . . . . .   *
 Item 19.      Information if Proxies, Consents or
               Authorizations are not to be Solicited or
               in an Exchange Offer  . . . . . . . . . . . . .   *

- ------------------

*  Omitted because inapplicable or answer is in the negative.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to Completion, dated April 15, 1994
PROSPECTUS

                           TELE-COMMUNICATIONS, INC.
  OFFER TO EXCHANGE ITS 9.55% SENIOR NOTES, SERIES A, DUE DECEMBER 15, 2001,
        8.67% SENIOR NOTES, SERIES B, DUE AUGUST 31, 2002, 8.85% SENIOR
    NOTES, SERIES C, DUE AUGUST 31, 2002, 9.82% SENIOR NOTES, SERIES D, DUE
           SEPTEMBER 30, 1997 AND 10.25% SENIOR NOTES, SERIES E, DUE
 SEPTEMBER 30, 2000 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
            FOR ANY AND ALL OF ITS OUTSTANDING 9.55% SENIOR NOTES,
 SERIES A, DUE DECEMBER 15, 2001, 8.67% SENIOR NOTES, SERIES B, DUE AUGUST 31,
        2002, 8.85%, SENIOR NOTES, SERIES C, DUE AUGUST 31, 2002, 9.82%
 SENIOR NOTES, SERIES D, DUE SEPTEMBER 30, 1997 AND 10.25% SENIOR NOTES, SERIES
                           E, DUE SEPTEMBER 30, 2000


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON                 , 1994, UNLESS EXTENDED

       Tele-Communications, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the related Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $5,000,000 aggregate principal amount of 9.55% Senior Notes, Series A, due December 15, 2001 ("New Series A Notes"), up to $26,500,000 aggregate principal amount of 8.67% Senior Notes, Series B, due August 31, 2002 ("New Series B Notes"), up to $36,000,000 aggregate principal amount of 8.85% Senior Notes, Series C, due August 31, 2002 ("New Series C Notes"), up to $32,000,000 aggregate principal amount of 9.82% Senior Notes, Series D, due September 30, 1997 ("New Series D Notes") and up to $20,000,000 aggregate principal amount of 10.25% Senior
Notes, Series E, due September 30, 2000 ("New Series E Notes", and together with the New Series A Notes, the New Series B Notes, the New Series C Notes and the New Series D Notes, the "New Notes") of the Company for a like principal amount of the Company's issued and outstanding 9.55% Senior Notes, Series A, due December 15, 2001 ("Existing Series A Notes"), 8.67% Senior Notes, Series
B, due August 31, 2002 ("Existing Series B Notes"), 8.85% Senior Notes, Series C, due August 31, 2002 ("Existing Series C Notes"), 9.82% Senior Notes, Series D, due September 30, 1997 ("Existing Series D Notes") and 10.25% Senior Notes, Series E, due September 30, 2000 ("Existing Series E Notes", and together with the Existing Series A Notes, the Existing Series B Notes, the Existing Series C Notes and the Existing Series D Notes, the "Existing Notes"), respectively, with the holders thereof. The terms of each series of New Notes are substantially identical to the terms of the corresponding series of the Existing Notes to be exchanged therefor, except as described herein. See "Description of the New Notes" and "Comparison of Existing Notes and New
Notes".
                                                        (Continued on next page)
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              The date of this Prospectus is               , 1994.

(Continued from previous page)


             The Existing Notes were issued pursuant to a Note Exchange Agreement, dated as of July 1, 1993, as amended, between the Company and certain institutional investors (the "Note Exchange Agreement"), in a transaction not registered under the Securities Act of 1933 (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement with any person to participate, in the distribution of such New Notes. By tendering Existing Notes and executing the Letter of Transmittal, the holder thereof is representing to the Company that such conditions have been met.


             UNDER NO CIRCUMSTANCES MAY THIS PROSPECTUS BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER RETRANSFER OF NEW NOTES.

             Holders of Existing Notes whose Existing Notes are not tendered and accepted in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Note Exchange Agreement, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of the Exchange Offer. See "Comparison of Existing Notes and New Notes -- Payment Provisions -- Repurchases". Such Existing Notes will not be entitled to the benefits of the provisions of the Note Exchange Agreement relating to the contingent increase in the interest rate applicable to the Existing Notes if the Exchange Offer is not consummated by a specified date and no Contingent Interest (as defined herein) will accrue or be payable with respect to such Existing Notes. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no obligation to such holders to provide for registration under the Securities Act of the Existing Notes held by them or to make an exchange offer of registered securities for such Existing Notes. See "Certain Considerations -- Restrictions on Transfer; Consequences of Failure to Exchange" and "The Exchange Offer -- Purpose of the Exchange Offer; Contingent Interest".

                            ------------------------

             The Company will accept for exchange any and all Existing Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be ------------, 1994, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange, but is subject to certain conditions which may be waived by the Company. Existing Notes may be tendered, and New Notes will be issued, only in denominations of $100,000 and integral multiples thereof. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer".

             Holders whose Existing Notes are tendered and accepted for exchange will not receive accrued interest (other than Contingent Interest) thereon on the date of exchange. Instead, interest (other than Contingent Interest) accruing from December 15, 1993 through the Expiration Date on Existing Series A Notes accepted for exchange will be payable on the New Series A Notes issued in exchange therefor on June 15, 1994, interest (other than

Contingent Interest) accruing from January 31, 1994 through the Expiration Date on Existing Series B Notes and Existing Series C Notes accepted for exchange will be payable on the New Series B Notes and the New Series C Notes, respectively, issued in exchange therefor on July 31, 1994, and interest (other than Contingent Interest) accruing from March 30, 1994 through the Expiration Date on Existing Series D Notes and Existing Series E Notes accepted for exchange will be payable on the New Series D Notes and the New Series E Notes, respectively, issued in exchange therefor on September 30, 1994. The amount of Contingent Interest that has accrued on Existing Notes accepted for exchange will be payable to the tendering holders on the Issue Date (as defined herein) of the New Notes issued in exchange thereof. See "The Exchange Offer -- Acceptance of Tenders" and "Description of the New Notes -- Interest".

             No assurance can be given that an active public or private market for the New Notes will develop. The Company does not intend to list the New Notes on a national securities exchange or to apply for quotation of the New Notes on The Nasdaq Stock Market. To the extent the Existing Notes are tendered and accepted in the Exchange Offer, the trading market, if any exists or develops, for untendered and tendered but unaccepted Existing Notes could be adversely affected.

                             AVAILABLE INFORMATION

             The Company has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules, referred to as the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied as provided above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The Company hereby incorporates in this Prospectus by reference:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and (ii) the Company's Current Reports on Form 8-K dated February 15, 1994, February 25, 1994 and April 6, 1994. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST ADDRESSED TO STEPHEN M. BRETT, ESQ., SENIOR VICE PRESIDENT, TELE-COMMUNICATIONS, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111-3000; TELEPHONE (303) 267-5500. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
- ------------------- [DATE FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE].

                                    SUMMARY

             The following summary information is qualified in its entirety by the more detailed information, financial statements and pro forma financial information appearing elsewhere in this Prospectus or incorporated by reference herein.


                               THE EXCHANGE OFFER


Securities Offered  . . . . . . . . . . . .       $5,000,000 aggregate principal amount of New Series A Notes, $26,500,000 aggregate principal amount of New Series B Notes, $36,000,000 aggregate principal amount of
                                                  New Series C Notes, $32,000,000 aggregate principal amount of New Series D Notes and $20,000,000 aggregate principal amount of New Series E Notes.  The New Notes will be issued under the Indenture, dated as of April 15, 1994 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

                                                  The terms of each series of New Notes are substantially identical to the terms of the corresponding series of Existing Notes that are to be exchanged therefor, except as described under "Comparison of Existing Notes and New Notes" and except that the New Notes have been registered under the Securities Act.

The Exchange Offer  . . . . . . . . . . . .       Each series of New Notes is being offered in exchange for a like principal amount of the corresponding series of Existing Notes.  The Existing Notes may be exchanged only in integral multiples of $100,000.  The Company is making the
                                                  Exchange Offer in order to provide holders of Existing Notes with freely transferable securities (except as provided herein) and to avoid the increase in interest rates provided for pursuant to the Note Exchange Agreement if the
                                                  Exchange Offer is not made.  See "The Exchange Offer -- Purpose of the Exchange
                                                  Offer; Contingent Interest".  For a description of the procedures for tendering, see "The Exchange Offer -- Procedures for Tendering Existing Notes."

Resale  . . . . . . . . . . . . . . . . . .       The New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof
                                                  (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes.

                                                  If any person were to be participating in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the preceding paragraph, such person must comply with the registration and prospectus delivery requirements of the Securities Act in

                                                  connection with a secondary resale transaction.  See "The Exchange Offer --
                                                  Purpose of the Exchange Offer; Contingent Interest".

Expiration Date; Withdrawal . . . . . . . .       The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                                  ---------------------, 1994, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                                  Offer is extended.  Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.  Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offer  . . . . .       The Exchange Offer is subject to certain conditions.  See "The Exchange Offer --
                                                  Certain Conditions to the Exchange Offer".  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Existing Notes being tendered for exchange.

                                                  No Federal or state regulatory requirements must be complied with or approvals obtained in connection with the Exchange Offer, other than applicable requirements under Federal and state securities laws.

Certain Federal Income Tax Considerations.        Generally, for Federal income tax purposes, holders of Existing Notes should not recognize any taxable gain or loss as a result of the exchange of their Existing
                                                  Notes for New Notes.  See "Certain Federal Income Tax Considerations".

Untendered Existing Notes . . . . . . . . .       Holders of Existing Notes who do not tender their Existing Notes in the Exchange
                                                  Offer or whose Notes are not accepted for exchange will continue to hold such
                                                  Existing Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Note Exchange Agreement, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of the Exchange Offer.  See "Comparison of
                                                  Existing Notes and New Notes -- Payment Provisions -- Repurchases".  If the
                                                  Exchange Offer is consummated, such Existing Notes will not be entitled to the benefits of the provisions of the Note Exchange Agreement relating to the contingent increase in the interest rate applicable to the Existing Notes if the
                                                  Exchange Offer is not consummated by a specified date; no Contingent Interest will accrue or be payable with respect to such Existing Notes and the holders thereof will not have any right to require the Company to register the Existing Notes or to make an exchange offer of registered securities for such Existing Notes. All untendered and tendered but unaccepted Existing Notes will continue to be subject to the existing restrictions on transfer thereof.  To the extent that Existing
                                                  Notes are tendered and accepted in the Exchange Offer, the trading market, if any exists or develops, for untendered and tendered but unaccepted Existing Notes could be adversely affected.  See "Certain Considerations -- Restrictions on
                                                  Transfer; Consequences of Failure to Exchange".

Contingent Interest . . . . . . . . . . . .       Pursuant to the Note Exchange Agreement, because the Issue Date (as defined below)
                                                  of the New Notes had not occurred by the close of business on December 31, 1993, the rate per annum at which interest accrues on each Existing Note increased, contingently, by 0.2% effective January 1, 1994 (the "Interest Rate Adjustment")
                                                  and the incremental interest that accrues as a result of such adjustment (the
                                                  "Contingent Interest") will be payable on the earlier of the Issue Date or June
                                                  30, 1994, and thereafter (if applicable) on the regular interest payment date for such Existing Note; provided that such Interest Rate Adjustment, and the accrual and payment of the Contingent Interest that would otherwise result therefrom, are contingent upon the tender and acceptance for exchange of such Existing Note if the Issue Date occurs prior to June 30, 1994.  The interest rate on the Existing
                                                  Notes will be restored to the initial rate on the Issue Date, if the same occurs prior to June 30, 1994, and the amount of Contingent Interest that accrued from
                                                  January 1, 1994 to and including the Issue Date on those Existing Notes that have been tendered and accepted for exchange will be payable to the tendering holders on the Issue Date.  If the Issue Date has not occurred prior to June 30, 1994, the
                                                  Exchange Offer will be withdrawn, the Interest Rate Adjustment will become permanent and the payment of the Contingent Interest will cease to be subject to any contingencies.  The Issue Date is defined as (i) the day immediately following the Expiration Date unless the New Notes required to be issued in exchange for tendered and accepted Exchange Notes have not been authenticated by the Trustee within three Business Days after the Expiration Date or (ii) if later, the date such New Notes are actually authenticated by the Trustee.

Exchange Agent  . . . . . . . . . . . . . .       The Bank of New York, the Trustee under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.  The mailing address of the Exchange Agent is: The Bank of New York, 101 Barclay Street (7
                                                  East), Reorganization Section, New York, New York 10286, Attention: Enrique Lopez.
                                                  Hand deliveries and deliveries by overnight courier should be addressed to The
                                                  Bank of New York, 101 Barclay Street (7 East), Reorganization Section, Corporate
                                                  Trust Services Window, New York, New York 10286, Attention: Enrique Lopez.  For
                                                  information with respect to the Exchange Offer, the telephone number for the
                                                  Exchange Agent is (212) 815-2742 and the facsimile number for the Exchange Agent is (212) 571-3080.

                                                       THE NEW NOTES

Stated Maturity Dates . . . . . . . . . . .       New Series A Notes:  December 15, 2001
                                                  New Series B Notes:  August 31, 2002
                                                  New Series C Notes:  August 31, 2002
                                                  New Series D Notes:  September 30, 1997
                                                  New Series E Notes:  September 30, 2000

Interest Payment Dates  . . . . . . . . . .       New Series A Notes:  June 15 and December 15
                                                  New Series B Notes:  January 31 and July 31
                                                  New Series C Notes:  January 31 and July 31
                                                  New Series D Notes:  March 30 and September 30
                                                  New Series E Notes:  March 30 and September 30

                                                  Holders whose Existing Notes are tendered and accepted for exchange will not receive accrued interest (other than Contingent Interest) thereon on the date of exchange.  Instead, interest (other than Contingent Interest) accruing from
                                                  December 15, 1993 through the Expiration Date on Existing Series A Notes accepted for exchange will be payable on the New Series A Notes issued in exchange therefor on June 15, 1994, interest (other than Contingent Interest) accruing from
                                                  January 31, 1994 through the Expiration Date on Existing Series B Notes and
                                                  Existing Series C Notes accepted for exchange will be payable on the New Series B and New Series C Notes, respectively, issued in exchange therefor on July 31,
                                                  1994, and interest (other than Contingent Interest) accruing from March 30, 1994 through the Expiration Date on the Existing Series D Notes and Existing Series E
                                                  Notes accepted for exchange will be payable on the New Series D Notes and New
                                                  Series E Notes, respectively, issued in exchange therefor on September 30, 1994.
                                                  See "Description of the New Notes -- Interest".

Minimum Denominations . . . . . . . . . . .       $100,000 and integral multiples of $100,000 in excess thereof.

Ranking . . . . . . . . . . . . . . . . . .       The New Notes are general unsecured obligations of the Company and will rank on a parity in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Company.  See "Description of New Notes -- General".

Principal Installments  . . . . . . . . . .       The principal amount of the New Notes of each series is payable, without premium, in consecutive annual installments (each a "Principal Installment") in the amounts per $100,000 in Original Principal Amount of each New Note of the applicable series and on the dates indicated below.  In the event of any optional prepayment in part of a New Note, however, the amount of principal so prepaid per $100,000 in
                                                  Original Principal Amount of such Note will be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable with respect to such Note.  See "Description of New Notes -- Principal Installments".

                                                  New Series A Notes:  Principal Installments of $20,000 are payable on December 15,
                                                  1997, 1998, 1999 and 2000, with the remaining balance payable on the Stated
                                                  Maturity Date.

                                                  New Series B Notes:  Principal Installments of $16,667 are payable on July 31,
                                                  1997, 1998, 1999, 2000 and 2001, with the remaining balance payable on the Stated
                                                  Maturity Date.

                                                  New Series C Notes:  Principal Installments of $25,000 are payable on July 31,
                                                  1999, 2000 and 2001, with the remaining balance payable on the Stated Maturity
                                                  Date.

                                                  New Series D Notes:  Principal Installments of $25,000 are payable on September
                                                  30, 1994, 1995 and 1996, with the remaining balance payable on the Stated Maturity
                                                  Date.

                                                  New Series E Notes:  Principal Installments of $10,000, $12,500, $12,500, $20,000
                                                  and $20,000 are payable on September 30, 1995, 1996, 1997, 1998 and 1999, respectively, with the remaining balance payable on the Stated Maturity Date.

Optional Prepayment . . . . . . . . . . . .       The New Notes of each series are subject to prepayment at the option of the
                                                  Company, in whole at any time or in part from time to time, at the prepayment prices and on the terms and conditions described under "Description of New Notes
                                                  -- Optional Prepayment".

Optional Redemption of
  Non-Consenting Notes  . . . . . . . . . .       If the Company has requested in writing the consent of the holders of the outstanding New Notes to a Prohibited Act or if at any time on or after December
                                                  1, 1999, the Company has requested in writing the consent of the holders of the outstanding New Notes to Increased Debt Capacity and, in either case, the Company has not received the consent thereto of a Majority-in-Interest of Holders of the
                                                  New Notes within 30 days thereafter, the Company at its option may redeem all but not less than all of the Non-Consenting Notes at the redemption prices and on the terms and conditions described under "Description of New Notes -- Optional
                                                  Redemption".  See "Description of New Notes -- Certain Definitions".

Change of Control . . . . . . . . . . . . .       With respect to the New Notes of each series, if a Put Event occurs at any time after the date on which New Notes of such series are first issued and on or prior to the Stated Maturity Date of the New Notes of such series, each holder will have the right, as provided in and subject to the terms of the Indenture, at such holder's option to require the Company to purchase all or any portion (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) of such holder's New Notes of such series at a purchase price equal to
                                                  100% of the unpaid principal amount of such New Note (or such portion), plus accrued and unpaid interest thereon to the date of repurchase.  See "Description of New Notes -- Change of Control".

Certain Additional Covenants  . . . . . . .       The Indenture contains certain additional covenants which, among other things, impose certain restrictions on the ability of the Company or any Restricted
                                                  Subsidiary to (i) pay or declare dividends, repurchase stock or make certain other payments, (ii) make certain loans or investments or provide certain guarantees,
                                                  (iii) create certain liens, (iv) incur certain additional Indebtedness, (v) repay certain Indebtedness owed to Unrestricted Subsidiaries, (vi) merge or consolidate with, or acquire the stock or assets of, any person, (vii)

                                                  sell assets or notes or accounts receivable, (viii) sell stock or
                                                  Indebtedness of a Restricted Subsidiary, (ix) take or permit to be taken certain actions involving employee benefit plans which are covered by ERISA, and (x)
                                                  engage in certain transactions with affiliates. The Indenture also contains covenants which require the Company to maintain Annualized Cash Flow at not less than 110% of Consolidated Debt Service, prohibit the Company from deriving less than 80% of its Gross Revenues from sources other than the CATV Business and impose certain requirements if the Company is included in a consolidated income tax return with any person other than a subsidiary.  See "Description of New Notes
                                                  -- Certain Covenants" and "-- Certain Definitions".

Events of Default . . . . . . . . . . . . . . .   See "Description of
                                                  New Notes -- Defaults and Remedies".

                                  THE COMPANY


       The Company or its predecessor companies have been principally engaged in the acquisition, development and operation of cable television systems since the early 1950's. The Company believes that, measured by the number of basic subscribers, it is the largest provider of basic cable television services in the United States. At December 31, 1993, the Company, through its subsidiaries and affiliates, operated cable television systems throughout the continental United States and Hawaii. Through certain joint ventures, the Company also has cable television systems and related investments in the United Kingdom and other parts of Europe. Unless the context indicates otherwise, the "Company" means Tele-Communications, Inc. and its consolidated subsidiaries.

       The Company and Liberty Media Corporation ("Liberty") have entered into an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), providing for a combination of the two companies (the "TCI/Liberty Combination"). The TCI/Liberty Combination would be effected through the merger of the Company and the merger of Liberty with separate wholly-owned subsidiaries of a new holding company formed by the Company and Liberty, TCI/Liberty Holding Company ("TCI/Liberty"). The Company and Liberty would each be the surviving corporation of its respective merger and, after giving effect to the transaction, would each be a wholly-owned subsidiary of TCI/Liberty. Consummation of the TCI/Liberty Combination is subject to the approval of the respective stockholders of each company, the receipt of necessary governmental and regulatory approvals and other customary conditions. If the TCI/Liberty Combination occurs, TCI/Liberty will change its name to "Tele-Communications, Inc." and the Company will change its name to "TCI Communications, Inc." The Company will continue to be the obligor with respect to the Existing Notes, the New Notes following their issuance, and all other indebtedness and other obligations of the Company outstanding at the time the TCI/Liberty Combination is consummated, and TCI/Liberty will not assume any of such indebtedness or other obligations. See "Recent Developments".

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

       The following table sets forth selected historical financial data for the Company for each of the five fiscal years in the period ended December 31, 1993. The table also sets forth selected unaudited pro forma financial data for the Company as of December 31, 1993 and for the year then ended, giving pro forma effect to the TCI/Liberty Combination and another transaction (see notes
(1) and (2) below) as if the same had occurred as of December 31, 1993 and prior to January 1, 1993, respectively. See "Recent Developments". The pro forma financial data are not necessarily indicative of the financial position or results of operations that would have been obtained had the TCI/Liberty Combination and such other transaction been effective at or prior to such assumed dates, or of the future results of operations of the Company. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements of the Company and the unaudited condensed pro forma financial statements of the Company incorporated by reference in this Prospectus.

                                                         (In millions, except per share amounts)

                                                                 Year Ended December 31,
                                            ------------------------------------------------------------------

                                            Pro Forma
                                              1993(1)     1993        1992        1991         1990        1989
                                              ----        ----        ----        ----         ----        ----

SUMMARY OF OPERATIONS DATA:

   Revenue  . . . . . . . . . . .       $   4,153        4,153       3,574       3,214        2,940      2,358
   Operating income   . . . . . .       $     916          916         864         674          546        455
   Earnings (loss) from:
     Continuing operations  . . .       $     (9)          (7)           7        (78)        (191)      (262)
     Discontinued operations  . .             --           --         (15)        (19)         (63)        (3)
                                           ------       ------      ------      ------       ------     ------
                                              (9)          (7)         (8)        (97)        (254)      (265)
   Dividend requirement on
     redeemable preferred
     stocks . . . . . . . . . . .             --           (2)        (15)          --           --         --
                                            -----       ------      ------      ------       ------     ------
   Net loss attributable to common
     shareholders . . . . . . . .       $     (9)          (9)        (23)        (97)        (254)      (265)
                                           ======       ======      ======      ======       ======     ======
   Loss attributable to common
     shareholders per common share:
      Continuing operations   . .             N/A       $(.02)       (.01)       (.22)        (.54)      (.74)
      Discontinued operations   .             N/A          --        (.04)       (.05)        (.18)      (.01)
                                                        ------      ------      ------       ------     ------
                                                        $(.02)       (.05)       (.27)        (.72)      (.75)
                                                        ======      ======      ======       ======     ======
   Weighted average common
     shares outstanding . . . . .             N/A          433         424         360          355        353



                                                        (Continued on next page)

                                                                      (In millions)

                                                                        December 31,
                                            -------------------------------------------------------------------

                                            Pro Forma
                                              1993(2)     1993        1992        1991         1990        1989
                                              ----        ----        ----        ----         ----        ----
SUMMARY BALANCE SHEET DATA:

   Property and equipment, net  .       $   4,935        4,935       4,562       4,081        4,156      3,692
   Franchise costs, net   . . . .       $   9,197        9,197       9,300       8,104        7,348      6,811
   Net assets of discontinued
     operations . . . . . . . . .       $     --            --          --         242           54        580
   Total assets   . . . . . . . .       $  16,325       16,520      16,310      15,166       14,106     13,560
   Debt   . . . . . . . . . . . .       $   9,900        9,900      10,285       9,455        8,922      8,007
   Common stockholders' equity  .       $   1,935        2,112       1,726       1,570          748        840
   Shares outstanding
   (net of treasury shares):
     Class A common stock . . . .             N/A          403         382         370          310        305
     Class B common stock . . . .             N/A           47          48          49           48         48


- ---------------------
(1) Reflects the elimination in the proposed TCI/Liberty Combination of the Company's share of Liberty's historical earnings, the elimination of the historical dividend requirement on the Company's redeemable preferred stocks, which were converted into shares of the Company's Class A common stock subsequent to December 31, 1993, and the income tax effect of the pro forma adjustments.

(2) Reflects the conversion in the proposed TCI/Liberty Combination of the Company's investment in Liberty common stock and preferred stock into an investment in TCI/Liberty common stock and preferred stock, respectively, at the carryover basis of the Company's investment in Liberty. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Also reflects the conversion, subsequent to December 31, 1993, of the Company's redeemable preferred stocks into shares of the Company's Class A common stock.

                             CERTAIN CONSIDERATIONS

         The following factors, among others, should be considered carefully before making an investment decision with respect to the New Notes.

         Losses. The Company has incurred a net loss in each of the last three fiscal years and losses from continuing operations in the fiscal years ended December 31, 1993 and December 31, 1991. See "Summary -- Selected Historical and Pro Forma Financial Data". Notwithstanding such losses, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating income before depreciation, amortization and other non-cash operating expenses ($1,858 million, $1,637 million and $1,430 million in 1993, 1992 and 1991, respectively) has historically been sufficient to cover the Company's interest expense ($731 million, $718 million and $826 million in 1993, 1992 and 1991, respectively) and such interest coverage ratio improved to 254% in 1993 from 228% in 1992 and 173% in 1991.

         Rate Regulation. On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which greatly expands Federal and local regulation of the cable television industry. On April 15, 1993, the Federal Communications Commission ("FCC") adopted certain rate regulations as required by the 1992 Cable Act, which regulations became effective on September 1, 1993, and imposed a moratorium on certain rate increases. As a result of such actions, the rates charged by a cable television company for basic and tier services and its equipment and installation charges (the "Regulated Services") are now under the jurisdiction of local franchising authorities and the FCC. Basic and tier service rates are evaluated against competitive benchmark rates as published by the FCC and equipment and installation charges are based on actual costs. The rate regulations do not apply to the relatively few systems which are subject to "effective competition" or to services offered on an individual service basis, such as premium movie and pay-per-view services.


         Any rates for the Company's Regulated Services that exceeded the benchmarks were reduced as required by the 1993 rate regulations, which provided in such circumstances for the reversal of any rate increases effected since September 30, 1992 and further reductions of up to 10%. The Company initially estimated that, on an annualized basis, implementation of the 1993 rate regulations would result in a reduction to revenue ranging from $140 million to $160 million. During the four months ended December 31, 1993, the Company experienced a $44 million revenue reduction as a result of the implementation on September 1, 1993 of its new rates for Regulated Services. The rates charged by the Company for Regulated Services are subject to review by the FCC if a complaint has been filed or by the appropriate local franchising authority if such authority has been certified. For those franchise areas in which the rates for Regulated Services are not yet so subject to review by the FCC or a local franchising authority, the rate increase moratorium continues in effect through May 15, 1994.

         On February 22, 1994, the FCC announced that it had adopted revised rate regulations, including revised benchmarks, which will apply to rates for Regulated Services after May 15, 1994, the effective date of the revised rules, and would require cable television systems that do not elect to make a cost-of-service showing to set their rates for Regulated Services at a level equal to the higher of the FCC's revised benchmark rates or the system's September 30, 1992 rates minus 17%. Accordingly, the revised regulations may result in additional rate reductions of up to 7% beyond the maximum reductions established under the FCC's 1993 rate regulations. Based on the FCC Executive Summary included in the February 22 announcement, the Company estimated that its revenue could be further decreased by approximately $144 million on an annualized basis. The text of the FCC's revised rate regulations was released on March 30, 1994. Pending a detailed analysis of the new rules and of the Company's rates and services, the Company cannot determine whether the actual reduction in revenue will differ materially from the original estimate of $144 million on an annualized basis.

         The Company's estimates of the revenue reductions that may result from the FCC's actions in 1993 and 1994 are prior to any possible mitigating factors (none of which is assured) such as (i) the provision of alternate service offerings, (ii) the implementation of rate adjustments to non-regulated services, and (iii) the utilization of cost-of-service methodologies. The FCC has adopted interim "cost-of-service" rules which would allow a cable operator to recover, through rates charged for Regulated Services, its normal operating expenses plus an interim rate of return of 11.25%, which rate may change in the future. However, the FCC has presumptively excluded from the rate base acquisition costs above the book value of tangible assets and of allowable intangible assets at the time of acquisition, has declined to prescribe depreciation rates and has suggested that the rules will have limited usefulness for cable operators.

         Based on the foregoing, the Company believes that the 1993 and 1994 rate regulations will have a material adverse effect on its results of operations.

         Ratios of Earnings to Fixed Charges. The ratio of earnings to fixed charges of the Company was 1.03 and 1.22 for the years ended December 31, 1992 and 1993, respectively. The ratio of earnings to fixed charges was less than
1.00 for the years ended December 31, 1989, 1990 and 1991; thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amounts of the coverage deficiencies were $430 million, $399 million and $177 million for the years ended December 31, 1989, 1990 and 1991, respectively. For the ratio calculations, earnings available for fixed charges consist of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and (earnings) losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including preferred stock dividend requirements of consolidated subsidiaries). Fixed charges consist of
(i) interest (including capitalized interest) on debt, excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interest in earnings of consolidated subsidiaries that represents preferred stock dividend requirements excluding preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (vi) preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $745,000, $710,000, $506,000, $2,517,000 and $13,833,000 relating to such guarantees for the years ended December 31, 1989, 1990, 1991, 1992 and 1993, respectively, have not been included in fixed charges.

         Restrictions on Transfer; Consequences of Failure to Exchange. Existing Notes that are not tendered or are tendered but not accepted for exchange will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and the Company will have no obligation to provide for the registration under the Securities Act of such Existing Notes or to make any offer to exchange registered securities for
such Existing Notes.   No Interest Rate Adjustment will be made and no
Contingent Interest will accrue or be payable with respect to Existing Notes that are not tendered or are tendered but not accepted for exchange.

         Each holder (other than any holder who is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) who duly exchanges Existing Notes for New Notes in the Exchange Offer will receive New Notes that are freely tradeable under the Securities Act provided that such holder acquired the New Notes in the ordinary course of its business and is not participating, and has no arrangement with any person to participate, in the distribution of such New Notes. Accordingly, any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market, if any exists or develops, for untendered and tendered but unaccepted Existing Notes could be adversely affected.

                                  THE COMPANY

         The Company is a Delaware corporation incorporated in 1968 with executive offices at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise and except as used in the discussions under the captions "Description of New Notes" and "Comparison of Existing Notes and New Notes", the "Company" means Tele-Communications, Inc. and its consolidated subsidiaries.

         The Company or its predecessor companies have been principally engaged in the acquisition, development and operation of cable television systems since the early 1950's. The Company believes that, measured by the number of basic subscribers, it is the largest provider of basic cable television services in the United States. At December 31, 1993, the Company, through its subsidiaries and affiliates, operated cable television systems throughout the continental United States and Hawaii. Through certain joint ventures, the Company also has cable television systems and related investments in the United Kingdom and other parts of Europe.


                              RECENT DEVELOPMENTS

         The Company and Liberty have entered into the Merger Agreement which provides for a combination of the two companies. The TCI/Liberty Combination would be effected through the merger of the Company and the merger of Liberty with separate wholly-owned subsidiaries of a new holding company, TCI/Liberty, formed by the Company and Liberty. The Company and Liberty would each be the surviving corporation of its respective merger and, after giving effect to the transaction, would each be a wholly-owned subsidiary of TCI/Liberty. In the transaction, the outstanding shares of each class of the Company's common stock (including shares held by Liberty and shares held by subsidiaries of the Company, but excluding shares held by the Company directly in its treasury) would be converted into shares of the corresponding class of TCI/Liberty's common stock on the basis of one share of TCI/Liberty common stock for each share of the Company's common stock, and the outstanding shares of each class of Liberty's common stock (including shares held by the Company, but excluding shares held by Liberty in its treasury) would be converted into shares of the corresponding class of TCI/Liberty's common stock on the basis of 0.975 of a share of TCI/Liberty common stock for each share of Liberty's common stock. Shares of one class of outstanding preferred stock of Liberty (including shares owned by the Company) would be converted into shares of a class of preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining two classes of preferred stock of Liberty, all of which are held by the Company, would be converted into shares of equivalent value of a class of preferred stock of TCI/Liberty. Liberty was initially a wholly-owned subsidiary of the Company formed for the purpose of effectuating a restructuring of the Company's interests in certain cable programming businesses and cable television interests. Pursuant to the plan for such restructuring, in early 1991 the Company contributed certain of its programming and cable television assets to Liberty in exchange for shares of several classes of Liberty's preferred stock, and Liberty effected an exchange offer of shares of Liberty's common stock for a portion of the outstanding shares of the Company's common stock, thereby becoming a separate public company. Due to the significant economic interest in Liberty held by the Company through its ownership of equity securities of Liberty and other related party considerations, the Company has accounted for its investment in Liberty under the equity method. Accordingly, the Company has not recognized any income relating to dividends, including preferred stock dividends, and the Company has continued to record the earnings or losses generated by the interests contributed to Liberty (by recognizing 100% of Liberty's earnings or losses before deducting preferred stock dividends). For summary information with respect to the pro forma effect of the TCI/Liberty Combination on the Company's financial condition and results of operations, see "Summary -- Selected Historical and Pro Forma Financial Data".

         The TCI/Liberty Combination is subject to the approval of the respective stockholders of each company, the receipt of necessary governmental and regulatory approvals and other customary conditions. If the TCI/Liberty Combination occurs, TCI/Liberty will change its name to "Tele-Communications, Inc." and the Company will change its name to "TCI Communications, Inc." The Company will continue to be the obligor with respect to the Existing

Notes, the New Notes following their issuance, and all other indebtedness and other obligations of the Company outstanding at the time the TCI/Liberty Combination is consummated, and TCI/Liberty will not assume any of such indebtedness or other obligations.


                               THE EXCHANGE OFFER

GENERAL

         The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the related Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $5,000,000 aggregate principal amount of New Series A Notes for a like aggregate principal amount of Existing Series A Notes, up to $26,500,000 aggregate principal amount of New Series B Notes for a like aggregate principal amount of Existing Series B Notes, up to $36,000,000 aggregate principal amount of New Series C Notes for a like aggregate principal amount of Existing Series C Notes, up to $32,000,000 aggregate principal amount of New Series D Notes for a like aggregate principal amount of Existing Series D Notes and up to $20,000,000 aggregate principal amount of New Series E Notes for a like aggregate principal amount of Existing Series E Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. An aggregate of $119,500,000 principal amount of Existing Notes are outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Existing Notes being tendered. The Company will issue New Notes in denominations of $100,000 and integral multiples thereof in exchange for Existing Notes of the corresponding series and of like aggregate principal amount accepted for exchange in the Exchange Offer. Holders may tender some or all of their Existing Notes pursuant to the Exchange Offer in denominations of $100,000 and integral multiples thereof.

PURPOSE OF THE EXCHANGE OFFER; CONTINGENT INTEREST

         In the Note Exchange Agreement, the Company stated its then intention to make the Exchange Offer and agreed that if the Issue Date for the New Notes to be issued in exchange for Existing Notes tendered and accepted pursuant to the Exchange Offer had not occurred by the close of business on December 31, 1993, the rate per annum at which interest accrues on each series of Existing Notes would be increased, contingently, by 0.2% effective as of January 1, 1994, and that if the Issue Date had not occurred prior to June 30, 1994, the Interest Rate Adjustment would become permanent. The Company's purpose in making the Exchange Offer is to avoid the contingent increase in the interest rates applicable to the Existing Notes provided for pursuant to the Note Exchange Agreement becoming a permanent increase. If the Issue Date occurs prior to June 30, 1994, the interest rate applicable to those Existing Notes that are tendered and accepted for exchange pursuant to the Exchange Offer will be restored to the initial rate applicable thereto and the amount of the Contingent Interest that has accrued on such Existing Notes from January 1, 1994 to and including the Issue Date will be payable on the Issue Date to the tendering holders thereof. No Interest Rate Adjustment will be made, and no Contingent Interest will accrue or be payable, with respect to those Existing Notes that are not tendered and accepted for exchange in the Exchange Offer if the Issue Date occurs prior to June 30, 1994. See "Summary -- The Exchange Offer -- Contingent Interest".

         The Exchange Offer provides holders of Existing Notes with New Notes that will generally be freely transferable by holders thereof (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), who may offer for resale, resell or otherwise transfer such New Notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement with any person to participate, in a distribution of the New Notes. By tendering Existing Notes and executing the Letter of Transmittal, the holder thereof is representing to the Company that it acquired the New Notes in the ordinary course of its business and that it is not participating in, and has no arrangement with any person to participate in, a distribution of the New Notes. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

         The Exchange Offer will expire at 5:00 p.m., New York City time, on
- -------------, 1994, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

         The Company expressly reserves the right at any time and from time to time to extend the period of time during which the Exchange Offer remains open by giving oral notice (confirmed in writing) or written notice of such extension to the Exchange Agent and either by mailing an announcement thereof to the record holders of Existing Notes or by making a timely public announcement of such extension communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m., New York City time on the next business day following the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer.

         In addition, the Company expressly reserves the right, prior to the first acceptance of tendered Existing Notes, (i) to delay acceptance for exchange of any tendered Existing Notes or to terminate the Exchange Offer and not accept for exchange any Existing Notes, subject to the provisions of Rule 14e-1(c) under the Exchange Act which requires that the tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of the Exchange Offer, and (ii) to amend the terms of the Exchange Offer. If any such delay in acceptance, termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice thereof to the holders of Existing Notes as promptly as practicable.

         If any amendment by the Company of the Exchange Offer constitutes a material change in the information previously disclosed to the holders of Existing Notes, the Company will, in accordance with the applicable rules of the Commission, disseminate promptly disclosure of such change in a manner reasonably calculated to inform such holders of such change. If it is necessary to permit an adequate dissemination of information regarding such material change, the Company will extend the Exchange Offer to permit adequate time for holders of Existing Notes to consider the additional information.

         For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a Federal holiday, and consists of the time period from 10:01 a.m. through 12:00 midnight, New York City time.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Existing Notes for exchange, any material change occurs which is likely to affect the Exchange Offer, including, but not limited to, the following:

                 (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or any governmental agency relating, directly or indirectly, to the Exchange Offer or any other transaction contemplated by the Exchange Offer or otherwise affecting the Company which, in the sole judgment of the Company, would or might prohibit, restrict or delay consummation of the Exchange Offer or otherwise impair the ability of the Company to proceed with the Exchange Offer;

                 (b) there shall occur any development in any pending action or proceeding which, in the sole judgment of the Company, would or might prohibit, restrict or delay consummation of the Exchange Offer or otherwise impair the ability of the Company to proceed with the Exchange Offer;

                 (c) any law, statute, rule or regulation shall have been proposed, adopted, enacted or made applicable, or any action shall have been taken by any governmental authority which, in the sole judgment of the Company, would or might prohibit, restrict or delay consummation of the Exchange Offer or otherwise impair the ability of the Company to proceed with the Exchange Offer;

                 (d) there exists, in the sole judgment of the Company, any actual or threatened legal impediment (including a default or prospective default under any agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound) to the consummation of the Exchange Offer; or

                 (e) there shall occur a change in the current interpretation of the staff of the Commission which interpretation permits the New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Company will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened by the Commission or be in effect with respect to the Registration Statement or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

         The Exchange Offer is not conditioned on any minimum principal amount of Existing Notes being tendered for exchange.

PROCEDURES FOR TENDERING EXISTING NOTES

         The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

         A holder of Existing Notes may tender Existing Notes by (a) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth under "-- Exchange Agent" below on or prior to the Expiration Date, or (b) complying with the guaranteed delivery procedures described below.

         THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, AND PROPER INSURANCE BE OBTAINED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

         Only a holder of Existing Notes may tender such Existing Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Existing Notes are registered in the Note Register maintained by the Company. New Notes will not be issued in the name of a person other than that of the registered holder of the Existing Notes appearing on the Note Register. Any beneficial holder whose Existing Notes are registered in the name of a nominee and that wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, the beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Existing Notes, makes appropriate arrangements to register ownership of the Existing Notes in such beneficial holder's name.

         If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of such person's authority to so act must be submitted with the Letter of Transmittal.

         If New Notes are to be delivered to an address other than that of the registered holder appearing on the Note Register, the signature on the Letter of Transmittal must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States, or by a member firm of a national securities exchange or the National Association of Securities Dealers, Inc. (any of the foregoing is hereinafter referred to as an "Eligible Institution").

         If a holder desires to tender Existing Notes pursuant to the Exchange Offer and such holder's Existing Notes are not immediately available or time will not permit all of the above documents to reach the Exchange Agent prior to the Expiration Date, such tender may be effected if the following conditions are satisfied:

                 (a)      such tenders are made by or through an Eligible
         Institution;

                 (b) a properly completed and duly executed Notice of Guaranteed Delivery, in substantially the form provided by the Company, is received by the Exchange Agent as provided below on or prior to the Expiration Date; and

                 (c) the Existing Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent and must set forth the name and address of the holder of the Existing Notes, the series and serial number of such Existing Notes and the principal amount of Existing Notes tendered, state that the tender is being made timely and include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

         A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Existing Notes or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes to the Exchange Agent.

         Partial tenders of Existing Notes may be made only if (i) the principal amount tendered is equal to $100,000 or an integral multiple thereof and (ii) the remaining untendered portion of such Existing Notes is in the principal amount of $100,000 or an integral multiple thereof. Holders tendering less than the entire principal amount of any Existing Note must appropriately indicate such fact on the Letter of Transmittal accompanying the tendered Existing Notes.

         With respect to tenders of Existing Notes, the Company reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the time of receipt of a tender, the propriety of execution of any document, and all other questions as to the validity, form, eligibility, acceptance and withdrawal of any tender, which determination by the Company will be final and binding on all parties. The Company reserves the right to reject any tender not in proper form or otherwise not valid or acceptance of which may, in the opinion of the Company's counsel, be unlawful and to waive any irregularities or conditions, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. The Company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. The Exchange Agent may, but shall not be obligated to, give notice of any irregularities or defects in tenders, and shall not incur any liability for any failure to give any such notice.
Existing Notes shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered Existing Notes, as well as Existing Notes in excess of the principal amount tendered for exchange, will be returned (unless irregularities and defects are timely cured or waived),without cost to the tendering holder promptly after the Expiration Date.

         In addition, the Company reserves the right in its sole discretion to purchase and make offers to purchase Existing Notes that remain outstanding subsequent to the Expiration Date in the open market, privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the Exchange Offer.

WITHDRAWAL RIGHTS

         Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date, unless previously accepted for exchange. To be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at the address set forth under "-- Exchange Agent" below. Any such notice of withdrawal must (i) specify the person named in the Letter of Transmittal as having tendered the Existing Notes to be withdrawn, (ii) identify the Existing Notes to be withdrawn (including the series, the serial number or numbers and the principal amount of such Existing Notes), and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees). Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. The Exchange Agent will return the properly withdrawn Existing Notes as soon as practicable following receipt of notice of withdrawal. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawals will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Properly withdrawn Existing Notes may be retendered by following the procedures described under "-- Procedures for Tendering Existing Notes" above at any time prior to the Expiration Date.

ACCEPTANCE OF TENDERS

         Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by the Company, Existing Notes properly tendered and not withdrawn will be accepted promptly after the Expiration Date. Subject to such terms and conditions, New Notes to be issued in exchange for properly tendered Existing Notes will be mailed by the Exchange Agent promptly after the acceptance of the tendered Existing Notes, together with a check in the amount of the Contingent Interest that has accrued on such properly tendered Existing Notes from January 1, 1994 to and including the Issue Date. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Existing Notes for exchange when the Company has given oral or written notice thereof to the Exchange Agent.

         Holders whose Existing Notes are accepted for exchange will not receive accrued interest (other than Contingent Interest) thereon on the date of exchange. Instead interest (other than Contingent Interest) accruing from December 15, 1993 through the Expiration Date on Existing Series A Notes accepted for exchange will be payable on the New Series A Notes issued in exchange therefor on June 15, 1994, interest (other than Contingent Interest) accruing from January 31, 1994 through the Expiration Date on Existing Series B Notes and Existing Series C Notes accepted for exchange will be payable on the New Series B Notes and New Series C Notes, respectively, issued in exchange therefor on July 31, 1994, and interest (other than Contingent Interest) accruing from March 30, 1994 through the Expiration Date on the Existing Series D Notes and Existing Series E Notes accepted for exchange will be payable on the New Series D Notes and New Series E Notes, respectively, issued in exchange therefor on September 30, 1994.

         If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Existing Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

UNTENDERED EXISTING NOTES

         Holders of Existing Notes whose Existing Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Note Exchange Agreement, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of the Exchange Offer. See "Comparison of Existing Notes and New Notes -- Payment Provisions -- Repurchases". No Interest Rate Adjustment will be made and no Contingent Interest will accrue or be payable with respect to such Existing Notes. Following consummation of the Exchange Offer, the holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no obligation to such holders to provide for the registration under the Securities Act of the Existing Notes held by them or to make an exchange offer of registered securities for such Existing Notes. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market, if any exists or develops, for untendered and tendered but unaccepted Existing Notes could be adversely affected.

EXCHANGE AGENT

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent as follows:


              By Mail:                                  By Hand or Overnight Delivery:

     The Bank of New York                               The Bank of New York
     101 Barclay Street (7 East)                        101 Barclay Street (7 East)
     Reorganization Section                             Reorganization Section
     New York, New York 10286                           Corporate Trust Services Window
     Attention:  Enrique Lopez                          New York, New York  10286
                                                        Attention:  Enrique Lopez


                                 By Facsimile:
                                 (212) 571-3080
                             Confirm by Telephone:
                                 (212) 815-2742


         The Bank of New York also acts as trustee (the "Trustee") under the Indenture. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as set forth above.

         DELIVERY TO OTHER THAN THE ABOVE ADDRESS WILL NOT CONSTITUTE VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

         Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

         The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         Under Federal income tax law, a holder of Existing Notes should not recognize gain or loss upon an exchange of Existing Notes for New Notes pursuant to the Exchange Offer. A holder's tax basis in the New Notes received pursuant to the Exchange Offer will be the same as such holder's basis in the Existing Notes exchanged therefor and a holder's holding period for New Notes received pursuant to the Exchange Offer will include such holder's holding period for the Existing Notes if such Notes were held as capital assets at the time of the exchange.

         The tax analysis is based in part on Proposed Treas. Reg. Section 1.1001-3(a). The regulations on which these conclusions rely are proposed, not final. Although the Internal Revenue Service could generally be expected to follow the approach set forth in proposed regulations of this type, there is no requirement that it do so. Proposed regulations may be withdrawn, may be made prospective only, or may be changed in whole or in part before they are made final. Additionally, either the Internal Revenue Service or the courts may subsequently determine that the proposed regulations (to the extent they are favorable to taxpayers) are inconsistent with case law or otherwise invalid. A United States Supreme Court decision, Cottage Savings Association v. Commissioner, issued prior to the issuance of Proposed Treas. Reg. 1.1001-3(a) could be interpreted to require the recognition of gain or loss upon an exchange of Existing Notes for New Notes pursuant to the Exchange Offer. Notwithstanding Proposed Treas.

Reg. Section 1.1001-3(a), a court therefore could treat such exchange as a taxable exchange. Finally, the tax analysis assumes that the New Notes are being issued for the Existing Notes, and does not take into account prior exchanges involving the Existing Notes. If the exchange of New Notes for Existing Notes is integrated with prior exchanges, the tax consequences could be different.

         Each exchanging holder should consult with his individual tax advisor as to any foreign, state and local tax consequences of the Exchange Offer as well as to the effect of his particular facts and circumstances on the matters discussed herein.


                            DESCRIPTION OF NEW NOTES


GENERAL

         The Company issued $5,000,000 aggregate principal amount of Existing Series A Notes, $26,500,000 aggregate principal amount of Existing Series B Notes, $36,000,000 aggregate principal amount of Existing Series C Notes, $40,000,000 aggregate principal amount of Existing Series D Notes and $20,000,000 aggregate principal amount of Existing Series E Notes pursuant to the Note Exchange Agreement on July 1, 1993. A subsequent principal payment with respect to the Existing Series D Notes reduced the aggregate outstanding principal amount thereof to $32,000,000.

         The New Notes will be issued under the Indenture, which will be qualified under the TIA upon the effectiveness of the Registration Statement of which this Prospectus is a part. The Indenture authorizes the original issuance of New Series A Notes in the aggregate principal amount of $5,000,000, New Series B Notes in the aggregate principal amount of $26,500,000, New Series C Notes in the aggregate principal amount of $36,000,000, New Series D Notes in the aggregate principal amount of $32,000,000 and New Series E Notes in the aggregate principal amount of $20,000,000. The terms of each series of New Notes are substantially identical to the terms of the corresponding series of Existing Notes that are to be exchanged therefor, except as described under "Comparison of Existing Notes and New Notes" and except that the New Notes have been registered under the Securities Act. The Existing Notes represent, and the New Notes will represent, unsecured general obligations of the Company that rank on a parity in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Company.

         The Company is a holding company and its assets consist primarily of investments in its subsidiaries. A substantial portion of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Existing Notes and holders of New Notes, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company).

         The Existing Notes are, and the New Notes will be, obligations exclusively of the Company. The Company's ability to service its indebtedness, including the Existing Notes and the New Notes, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Existing Notes or the New Notes or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

         The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The New Notes are subject to all such terms and holders are referred to the Indenture and the TIA for a statement of such terms. See "-- Additional Information". The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture and those terms made a part of the Indenture by reference to the TIA, including the definitions therein of certain terms. As used in this section "Description of the New Notes", unless the context indicates otherwise, the term "Company" means Tele-Communications, Inc. and does not include any of its subsidiaries. The definitions of certain capitalized terms used in this section are set forth below under "-- Certain Definitions".

INTEREST

         The New Notes of each series will bear interest at the interest rate shown for such series on the cover page of this Prospectus. Interest will be payable semiannually on June 15 and December 15 of each year in the case of the New Series A Notes, on January 31 and July 31 of each year in the case of the New Series B Notes and New Series C Notes, and on March 30 and September 30 of each year in the case of the New Series D Notes and New Series E Notes (each such date being an "Interest Payment Date" for New Notes of the applicable series). Interest (except defaulted interest) payable with respect to a New Note on an Interest Payment Date will be paid to the person in whose name such New Note (or one or more predecessor New Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which will be the first day of the month in which such Interest Payment Date falls in the case of the New Series A Notes, and will be the fifteenth day of the month in which such Interest Payment Date falls in the case of the New Series B Notes, New Series C Notes, New Series D Notes and New Series E Notes. Interest on each New Note will accrue from the last Interest Payment Date on which interest was paid on the New Notes of such series or, if no interest has been paid, from December 15, 1993 in the case of the New Series A Notes, January 31, 1994 in the case of the New Series B Notes and New Series C Notes, and March 30, 1994 in the case of the New Series D Notes and New Series E Notes (each such date being the last interest payment date on which interest was paid on the corresponding series of Existing Notes). Interest will also be payable on the Stated Maturity Date, and on any Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which a New Note is prepaid, redeemed or purchased prior to the Stated Maturity Date, in whole or in part, on the amount of principal then paid (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date being referred to as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date with respect to a New Note).
Interest payable on a Maturity Date (other than a Purchase Date that is after a record date for an interest payment and on or prior to the related interest payment date) will be payable to the person to whom principal is payable. (Paragraph 1 of the New Notes)

         If the Company defaults in a payment of interest on New Notes of any series on any Interest Payment Date, it will pay the defaulted interest to the persons who are holders of New Notes of such series at the close of business on a subsequent special record date fixed by the Company. At least 15 days prior to such special record date, the Company will mail to each holder of New Notes of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company will notify the Trustee of the amount of defaulted interest proposed to be paid on each New Note of such series and the date of the proposed payment, and at the same time the Company will deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or will make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner. (Section 2.10)

         To the extent permitted by applicable law, interest will be payable on overdue interest, principal and premium, if any, on a New Note at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown for New Notes of such series on the cover page of this Prospectus. (Section 4.02; Paragraph 1 of the New Notes)

PRINCIPAL INSTALLMENTS

         The principal amount of the New Notes of each series will be payable, without premium, in consecutive annual installments in the amounts and on the dates (each a "Principal Payment Date") set forth below with respect to the applicable series of New Notes, and on the Stated Maturity Date for New Notes of such series. In the event that a New Note is prepaid in part at the option of the Company, however, the amount of principal so prepaid per $100,000 in Original Principal Amount of such New Note will be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of such New Note. (Paragraph 2 of the New Notes)

         New Series A Notes. The New Series A Notes are payable in Principal Installments of $20,000 per $100,000 in Original Principal Amount of a New Series A Note on December 15 of each year, from and including December 15, 1997, to and including December 15, 2000, with the remaining balance payable on the Stated Maturity Date of December 15, 2001.

         New Series B Notes. The New Series B Notes are payable in Principal Installments of $16,667 per $100,000 in Original Principal Amount of a New Series B Note on July 31 of each year, from and including July 31, 1997, to and including July 31, 2001, with the remaining balance payable on the Stated Maturity Date of August 31, 2002.

         New Series C Notes. The New Series C Notes are payable in Principal Installments of $25,000 per $100,000 in Original Principal Amount of a New Series C Note on July 31 of each year, from and including July 31, 1999, to and including July 31, 2001, with the remaining balance payable on the Stated Maturity Date of August 31, 2002.

         New Series D Notes. The New Series D Notes are payable in Principal Installments of $25,000 per $100,000 in Original Principal Amount of a New Series D Note on September 30 of each year, from and including September 30, 1994, to and including September 30, 1996, with the remaining balance payable on the Stated Maturity Date of September 30, 1997.

         New Series E Notes. The New Series E Notes are payable in Principal Installments of $10,000 per $100,000 in Original Principal Amount of a New Series E Note on September 30, 1995, $12,500 per $100,000 in Original Principal Amount of a New Series E Note on each of September 30, 1996 and September 30, 1997, and $20,000 per $100,000 in Original Principal Amount of a New Series E Note on each of September 30, 1998 and September 30, 1999, with the remaining balance payable on the Stated Maturity Date of September 30, 2000.

OPTIONAL PREPAYMENTS

         Subject to the terms and conditions of the Indenture, the New Notes of each series may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of the New Note (or portion thereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the date fixed for prepayment (the "Optional Prepayment Date"), plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of the New Note (or portion thereof) to be prepaid, discounted at the Basic Discount Rate for the New Notes of such series over (ii) the unpaid principal amount of the New Note (or portion thereof) to be so prepaid; provided that no premium will be payable if the Optional Prepayment Date is on or after December 15, 1999 in the case of the New Series A Notes, February 1, 2000 in the case of the New Series B Notes, February 1, 2001 in the case of the New

Series C Notes, September 30, 1996 in the case of the New Series D Notes, or September 30, 1999 in the case of the New Series E Notes. (Paragraph 6 of the New Notes) The Basic Discount Rate for the New Notes of each series is the rate equal to the Treasury Yield with respect to the New Notes of such series plus 0.5%.

         In the event of any partial prepayment of the New Notes of a series, the aggregate principal amount of such prepayment will be applied to the partial prepayment of the outstanding New Notes of such series pro rata in accordance with the respective unpaid principal amounts of such New Notes and will be applied ratably to the unpaid principal amount per $100,000 in Original Principal Amount of a New Note of such series, with the amount of such prepayment per $100,000 in Original Principal Amount of a New Note being rounded, if applicable, to the nearest $1.00. Subject to such rounding, the aggregate principal amount of any partial prepayment of the New Notes of any series must be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, however, that when the Company is required to make an optional prepayment with respect to two series of New Notes as described below, then the foregoing minimum amount requirement will only apply to the aggregate principal amount of the partial prepayment with respect to the New Notes of one of such two series, and the aggregate principal amount of the partial prepayment with respect to the other of such two series shall be determined on the basis of the pro rata payment requirement described below. (Section 3.01(d))

         With respect to the New Series B Notes and the New Series C Notes, the Indenture provides that no optional prepayment with respect to the New Series B Notes may be made prior to February 1, 2000 unless the Company simultaneously makes an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding New Series C Notes (subject to rounding differences) and, subject to the following sentence, no optional prepayment with respect to the New Series C Notes may be made prior to February 1, 2001 unless simultaneously therewith the Company makes an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding New Series B Notes (subject to rounding differences). If the Company determines to make an optional prepayment with respect to the New Series B Notes on an Optional Prepayment Date that is on or after February 1, 2000 and on or prior to January 31, 2001, then the Indenture requires the Company to offer to prepay in the aggregate the same percentage of the aggregate unpaid principal amount of the outstanding New Series C Notes on such Optional Prepayment Date as it has elected to prepay of the New Series B Notes, at a prepayment price equal to the unpaid principal amount of the New Series C Notes or portions thereof to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date. Any holder of New Series C Notes that desires to accept the prepayment offer must deliver written notice of such acceptance to the Paying Agent by the close of business on the sixteenth day preceding the Optional Prepayment Date, after which time the right to accept such offer will terminate. With respect to each New Series C Note as to which the prepayment offer has been accepted, the portion of the unpaid principal amount to be prepaid will be determined on the same basis as if all holders of New Series C Notes had accepted the prepayment offer and the aggregate amount that the Company offered to prepay was applied to the prepayment of the New Series C Notes pro rata in accordance with the respective unpaid principal amounts thereof. (Section 3.01(b)) The Company will comply with any applicable requirements of Rule 14e-1 promulgated under the Exchange Act and any applicable securities laws and regulations in connection with the performance of its obligations with respect to any prepayment offer.

         With respect to the New Series D Notes and the New Series E Notes, no optional prepayment may be made with respect to either of such two series unless simultaneously therewith the Company makes an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding New Notes of the other of such two series (subject to rounding differences). (Section 3.01(c))

         Notice of the Company's election to make an optional prepayment with respect to the New Notes of a series will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each holder of New Notes of such series at such holder's registered address. (Section 3.03)

OPTIONAL REDEMPTION OF NON-CONSENTING NOTES

         The Company may redeem, at its option, all but not less than all of the New Notes of all holders that have not consented to a Prohibited Act if the Company has not received the consent to such Prohibited Act of a Majority-in-Interest of Holders within 30 days after the Company's written request therefor, provided that (1) such Prohibited Act is undertaken in good faith for a bona fide business reason and not primarily to avoid the requirements applicable to a prepayment at the option of the Company, and (2) at the time notice of redemption is given, (a) the Company has sufficient funds available to it to pay the aggregate redemption price payable on the date fixed for redemption (the "Redemption Date"), and (b) immediately before and after giving effect to the redemption of the Non-Consenting Notes and after giving effect to such Prohibited Act, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the covenant described under "-- Certain Covenants -- Indebtedness" and no Event of Default or Default exists or would then be continuing. (Section 3.02(a); Paragraph 7(a) of the New Notes)

         If at any time on or after December 1, 1999, the Company has requested in writing the consent of the holders of New Notes to Increased Debt Capacity and has not received the consent of a Majority-in-Interest of Holders within 30 days thereafter, the Company may redeem, at its option, all but not less than all of the New Notes of all holders that have not consented to the Increased Debt Capacity, provided that at the time any notice of redemption is given, (1) the Company has sufficient funds available to it to pay the aggregate redemption price payable on the Redemption Date, and (2) immediately before and after giving effect to the redemption of the Non-Consenting Notes and after giving effect to such Increased Debt Capacity, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the covenant described under "-- Certain Covenants -- Indebtedness" and no Event of Default or Default exists or would then be continuing. (Section 3.02(b); Paragraph 7(b) of the New Series A Notes, New Series B Notes, New Series C Notes and New Series E Notes)

         The redemption price for each Non-Consenting Note to be redeemed at the option of the Company will be an amount equal to the unpaid principal amount of such Non-Consenting Note, plus accrued and unpaid interest thereon to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Non-Consenting Note, discounted at the Optional Redemption Discount Rate for New Notes of such series over (ii) the unpaid principal amount of such Non-Consenting Note; provided that, with respect to an optional redemption of Non-Consenting Notes with respect to Increased Debt Capacity, no premium will be payable if the Redemption Date is on or after December 15, 2000 in the case of the New Series A Notes, August 31, 2001 in the case of the New Series B Notes and New Series C Notes, September 30, 1996 in the case of the New Series D Notes, or September 30, 1999 in the case of the New Series E Notes. (Paragraph 7 of the New Notes) The Optional Redemption Discount Rate for the New Notes of each series is the rate equal to the Treasury Yield with respect to the New Notes of such series plus 1%.

         The Redemption Date for an optional redemption of Non-Consenting Notes will be not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of holders of New Notes to the Prohibited Act or Increased Debt Capacity, and notice of the Company's election to redeem the Non-Consenting Notes, if not included in such written request for consent, will be mailed at least 15 days before the Redemption Date to each holder of New Notes to be redeemed at such holder's registered address.

CHANGE OF CONTROL

         With respect to the New Notes of any series, if both (i) a Change of Control of the Company shall occur at any time after the date on which New Notes of such series are first issued and on or prior to the Stated Maturity Date of the New Notes of such series and (ii) on any date during the period commencing 90 days before and ending 90 days after a public filing has been made with the Commission or other general public disclosure has been made indicating the occurrence of such Change of Control, the then current rating of the New Notes of such series by Duff

& Phelps Credit Rating Co. or its successor ("D&P") or by Moody's Investors Service, Inc. or its successor ("Moody's") is downgraded to lower than BBB-, in the case of D&P (or an equivalent successor rating), or lower than Baa3, in the case of Moody's (or an equivalent successor rating) and, in the event that such downgrading shall have occurred during the 90-day period prior to such public disclosure, the rating assigned to such series of New Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) above being a "Put Event"), then each holder of New Notes of such series shall have the right to require the Company to repurchase all or any portion (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) of such holder's New Notes of such series at a purchase price equal to 100% of the unpaid principal amount of such New Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of such New Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"), all as provided in, and subject to the terms of, the Indenture. Within 15 days following the occurrence of a Put Event, the Company will give a notice to each holder of New Notes of such series setting forth, among other things, details regarding the right of such holder to require the Company to repurchase such holder's New Notes of such series, the Purchase Date, and the name and address of the Paying Agent (which for this purpose will be the Trustee) to which such New Notes are to be presented and surrendered. The Purchase Date will be the 90th day following the date on which such notice is mailed by the Company to holders of New Notes of such series at their registered addresses. Any holder intending to exercise its right to put its New Notes of such series to the Company must deliver written notice of such intention to the Paying Agent, and concurrently present and surrender to the Paying Agent the New Notes to be purchased, by the close of business on the fifteenth day preceding the Purchase Date, after which time the right of holders of New Notes of such series to require the Company to purchase the same shall terminate. The Company will not be obligated, with respect to the New Notes of any series, to purchase such New Notes or give notice to the holders thereof with respect to more than one Put Event.
(Section 3.08) The applicability of this provision of the New Notes is limited to the circumstances described above and this provision is not designed to, and may not, provide rights to the holders of New Notes in all circumstances in which the market value of the New Notes held by them may be adversely affected, whether as the result of the Company's engaging in a highly leveraged transaction or otherwise. The proposed TCI/Liberty Combination, if consummated, will not result in a Change of Control of the Company. See "Recent Developments".

         The Company will comply with any applicable requirements of Rule 14e-1 promulgated under the Exchange Act and any applicable securities laws and regulations in connection with the performance of its obligations with respect to any Put Event.

METHOD OF PAYMENT

         Payment of the principal, premium, if any, and interest on the New Notes will be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the holders thereof upon presentation of such New Notes at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of the New Note (i) may be made by check mailed to a holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the holder thereof (provided such holder is the holder of New Notes with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than 16 days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the holder shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a holder must surrender its New Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a holder of New Notes to be paid, prepaid, redeemed or purchased on such Maturity Date in an aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to such New Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the holder shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 16 days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day, and no interest will accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be. (Paragraph 3 of the New Notes)

CERTAIN COVENANTS

         The Indenture contains, among others, the following covenants:

         Designation of Restricted Subsidiaries. The Company may at any time designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary, provided that (1) no Event of Default or Default shall exist immediately before or after such designation,
(2) on a pro forma basis at the time of such designation, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause
(2) of the "Indebtedness" covenant below, (3) such designation shall not render the Company and its Restricted Subsidiaries insolvent or generally unable to pay its or their respective debts as they become due, and (4) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of any fiscal year of the Company, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the New Notes of each series, and deliver the required Officers' Certificate to the Trustee, on or prior to the date of initial issuance of New Notes of each series. (Section 4.03)

         Debt Service Test. The Company will not permit the Annualized Cash Flow of the Company and its Restricted Subsidiaries for any fiscal quarter of the Company to be less than 110% of Consolidated Debt Service of the Company and its Restricted Subsidiaries (computed on a pro forma basis) for the four fiscal quarters immediately succeeding the end of such fiscal quarter. (Section 4.07)

         Restricted Payments. Neither the Company nor any Restricted Subsidiary may (i) pay or declare any dividend on any class of its capital stock (other than dividends payable solely in capital stock of the Company or warrants, rights or options to acquire capital stock of the Company) or make any other distribution on account of any class of its capital stock, (ii) retire, redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, or (iii) make or provide for any mandatory sinking fund payments required in connection with any class of its capital stock (all of the foregoing being "Restricted Payments"), except that (1) any Restricted Subsidiary may make Restricted Payments to the Company or another Restricted Subsidiary in respect of cash and other forms of dividends and distributions on account of any series or class of its capital stock, (2) the Company or any Restricted Subsidiary may make cash dividends on Money Market Preferred Stock included within the definition of Funded Debt, and (3) the Company or any Restricted Subsidiary may make any other Restricted Payment, provided that in each case permitted under this clause (3), (a) immediately before and after giving effect to such Restricted Payment, no Event of Default or Default exists or would then be continuing, and (b) immediately before and after giving effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the "Indebtedness" covenant. Neither the Company nor any Restricted Subsidiary may (i) make any payment of principal, interest or premium, if any, in respect of Subordinated Debt if (x) immediately before or after giving effect to such payment an Event of Default or Default exists and is continuing, or (B) a Put Event shall have occurred (other than a Put Event with respect to which all time periods for the purchase of New Notes to be purchased at the option of the holders have fully expired), provided, however, that the Company may make regularly scheduled payments with respect to Approved Subordinated Debt in accordance with its terms as in effect on the date of the Indenture (but subject to the subordination terms thereof); or (ii) make any voluntary purchase, redemption, retirement or prepayment of principal, interest or premium, if any, in respect of Approved Subordinated Debt if immediately before or after giving effect to such purchase, redemption, retirement or prepayment, as the case may be, an Event of Default or Default exists and is continuing. As of December 31, 1993, the aggregate outstanding principal amount of the Approved Subordinated Debt was $441,000.

         Loan and Investment Limitations. Neither the Company nor any Restricted Subsidiary may make or permit to remain outstanding any loan or advance to, or provide any Guaranty (or enter into any contract or agreement which is substantially equivalent in economic effect to a Guaranty) of the obligations of, or own, purchase or acquire any stock, obligation or securities of, or any other interest in, or make any capital contribution to, any person (each an "Investment"), except (1) endorsements of negotiable instruments for collection in the ordinary course; (2) Investments in the Company by a Restricted Subsidiary or Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary (except that an Investment in a less than Wholly-owned Restricted Subsidiary will be deemed a Restricted Payment subject to the "Restricted Payments" covenant to the extent that the Investment increases the capitalization of the Restricted Subsidiary and the Company or Restricted Subsidiary making the Investment does not receive an equity interest or other economic equivalent attributable to such Investment); (3) existing Investments listed on an Exhibit to the Indenture; (4) Investments in commercial paper rated in the highest category of ratings by Standard & Poor's Corporation or Moody's; (5) Investments in certificates of deposit with maturities of less than 12 months issued by certain commercial banks; (6) Investments in obligations of or guaranteed by the United States Government or any agency thereof having a term of less than one year; (7) certain Investments in Unrestricted Subsidiaries in connection with the Company's normal cash management practices; (8) other Investments, provided that (a) the same is without recourse (other than to the extent permitted in clause (9) below), (b) no Event of Default or Default exists immediately before or after giving effect to such transaction, (c) on a pro forma basis immediately upon making the Investment, the Company would be permitted to incur at least $1.00 of additional Funded Debt under clause (2) of the "Indebtedness" covenant, and (d) such Investment will not render the Company and its Restricted Subsidiaries insolvent or unable to pay its or their respective debts as they become due; and (9) any Guaranty, provided that (a) the maximum aggregate amount of liability under such Guaranty and all Guaranties then outstanding does not exceed 10% of the maximum aggregate amount of Short-Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur under clause (2) of the "Indebtedness" covenant, (b) the amount of the liability under such Guaranty can be readily identified and shall be expressly subject to a specified limit, (c) the maximum amount of the liability under such Guaranties will be deemed Short-Term Debt or Funded Debt for all purposes under the Indenture, (d) the Company or the Restricted Subsidiary could incur the Short-Term Debt or Funded Debt evidenced by such Guaranty under clause (2) of the "Indebtedness" covenant, (e) immediately upon incurring such Guaranty, the Company or the Restricted Subsidiary would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the "Indebtedness" covenant, and (f) no Event of Default or Default exists immediately before or after giving effect to the transaction. A Guaranty that was permitted to be incurred pursuant to clause (9) above at the time of incurrence may remain outstanding notwithstanding that it would not be permitted to be incurred thereafter. (Section 4.09)

         Liens. Neither the Company nor any Restricted Subsidiary may create, assume or suffer to exist any Lien upon any of their respective properties or assets, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except (1) Liens upon property of a Restricted Subsidiary in favor of and securing Indebtedness owing to the Company or another Restricted Subsidiary; (2) certain specified statutory and good faith deposits and similar Liens; (3) Liens imposed by law or for taxes, assessments or other governmental charges or levies if the obligation secured thereby is not yet due or subject to penalties for non-payment, or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles, and Liens arising out of a judgment or award with respect to which the Company or Restricted Subsidiary is prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings, or with respect to which it shall have posted a bond and established adequate reserves in accordance with generally accepted accounting principles for the payment of such judgment or award; (4) purchase money Liens upon any real property or equipment or interest therein, provided that (a) the outstanding principal amount of the Short-Term Debt or Funded Debt secured by such Lien does not at any time exceed 100% of the lesser of (i) the purchase price paid for the real property, equipment or interest therein which is encumbered by such Lien or (ii) the fair market value at the time of purchase of such real property or equipment or interest therein, (b) such Lien does not encumber any other asset owned by the Company or any Restricted Subsidiary, (c) the Short-Term Debt or Funded Debt secured by such Lien is permitted under clause (2) of the "Indebtedness" covenant, and (d) no Event of Default or Default exists immediately before or after giving effect to such transaction;
(5) existing Liens listed on an Exhibit to the Indenture; (6) a pledge by the Company or a Restricted Subsidiary of its interest in any shares of any class of stock or other security of any Unrestricted Subsidiary, provided that the Indebtedness or obligation secured by such Lien is without recourse to the Company or any Restricted Subsidiary or any of its or their other property and assets, except as would otherwise be permitted under this "Liens" covenant; and
(7) a Lien not otherwise permitted under this "Lien" covenant if the Company makes or causes to be made effective provision whereby the then outstanding New Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the New Notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured, and the Company delivers to the Trustee an officers' certificate with respect to compliance with this clause (7) of the "Liens" covenant and an opinion of counsel as to the validity of the Lien so securing the New Notes. (Section 4.10)

         Indebtedness. Neither the Company nor any Restricted Subsidiary may incur or assume any Short-Term Debt or Funded Debt, including any Guaranty, except (1) the Indebtedness evidenced by the New Notes; (2) Short-Term Debt or Funded Debt, provided that (a) after giving effect to such transaction, the aggregate amount of Senior Debt then outstanding shall not exceed seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the most recent three-month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), (b) after giving effect to such transaction, the aggregate amount of Total Debt then outstanding shall not (i) at any time prior to December 1, 1999 exceed eight times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the most recent three-month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), and (ii) on or after December 1, 1999 exceed seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three- month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), (c) immediately before and after giving effect to such transaction no Default or Event or Default shall exist, and (d) if any such Short-Term Debt or Funded Debt is secured by Liens, such Short-Term Debt or Funded Debt is permitted under clause (3) below and if any such Short-Term Debt or Funded Debt is Short-Term Debt or Funded Debt of a Restricted Subsidiary, it is permitted under clause (4) below; (3) Short-Term Debt or Funded Debt secured by purchase money Liens permitted under the "Liens" covenant, provided that (a) such Short-Term Debt or Funded Debt is permitted under clause (2) above, and immediately after incurring or assuming such Short-Term Debt or Funded Debt, the sum of the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of the Company and the Restricted Subsidiaries secured by Liens plus the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of all Restricted Subsidiaries (excluding amounts otherwise included as secured Short-Term Debt or Funded Debt of the Company and the Restricted Subsidiaries) shall not exceed 15% of the maximum aggregate amount of all Short-Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur pursuant to clause (2) above, and (b) immediately before and after giving effect to such transaction no Event of Default or Default shall exist; and (4) Short-Term Debt or Funded Debt incurred or assumed by a Restricted Subsidiary (including outstanding Funded Debt of any Unrestricted Subsidiary at the time it is designated a Restricted Subsidiary), provided that (a) such Short- Term Debt or Funded Debt is permitted under clause (2) above, and immediately after incurring or assuming such Short-Term Debt or Funded Debt, the sum of the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of all Restricted Subsidiaries plus the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of the Company and the Restricted Subsidiaries secured by purchase money Liens permitted under the "Liens" covenant (excluding amounts otherwise included as Short-Term Debt or Funded Debt of any Restricted Subsidiary) shall not exceed 15% of the maximum aggregate amount of all Short- Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur pursuant to clause (2) above, and (b) immediately before and after giving effect to such transaction no Event of Default or Default shall exist. (Section 4.11)

         Indebtedness to Unrestricted Subsidiaries. Neither the Company nor any Restricted Subsidiary may make any payment (including prepayments and purchases) in respect of Indebtedness for borrowed money owing to and held by an Unrestricted Subsidiary or a Restricted Subsidiary which is not a Wholly-owned Restricted Subsidiary if, immediately before or after giving effect to such payment, (x) an Event of Default or a Default shall have occurred and be continuing, (y) on a pro forma basis, and after giving immediate effect to such transaction, the Company would not be permitted to incur at least $1.00 of additional Funded Debt under clause (2) of the "Indebtedness" covenant, or (z) a Put Event shall have occurred (other than a Put Event with respect to which all time periods for the purchase of New Notes to be purchased at the option of the holders have expired), provided, however, that the Company may reimburse the Subsidiaries for expenditures made in the day- to-day operations of the Subsidiaries pursuant to the Company's normal cash management practices. (Section 4.12)

         Mergers and Acquisitions. Neither the Company nor any Restricted Subsidiary may merge or consolidate with or acquire the stock or assets of any person, except that: (1) the Company may consolidate with or merge into any person, provided that (a) the person formed by such consolidation or into which the Company is merged shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, all the obligations of the Company under the New Notes and the Indenture, (b) on a pro forma basis, and after giving immediate effect to such transaction, no Event of Default or Default shall exist, and (c) on a pro forma basis, and after giving immediate effect to such transaction, such successor corporation would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the "Indebtedness" covenant; (2) the Company or a Restricted Subsidiary may merge with, or acquire all or substantially all of the stock or assets of, any person other than a Restricted Subsidiary, in a transaction in which the Company or the Restricted Subsidiary shall be the surviving or continuing corporation, provided that (i) the Company or the Restricted Subsidiary shall assume all outstanding Indebtedness of the non-surviving or acquired person with respect to which the Company or the Restricted Subsidiary could be held legally liable, or which could be satisfied from any assets of the Company or the Restricted Subsidiary and such Indebtedness would then be permitted as additional Funded Debt under clause (2) of the "Indebtedness" covenant, (ii) on a pro forma basis, and after giving immediate effect to such transaction, such transaction would not result in a violation of the "Limitation on Other Business" covenant,
(iii) on a pro forma basis, and after giving immediate effect to such transaction and the incurrence or assumption of such Indebtedness, no Event of Default or Default shall exist, and (iv) on a pro forma basis, and after giving immediate effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the "Indebtedness" covenant; (3) (A) a Restricted Subsidiary may merge into the Company and may merge into or consolidate with another Restricted Subsidiary,
(B) a Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to, the Company or another Restricted Subsidiary, and (C) the Company or any Restricted Subsidiary may acquire the stock or assets of any other Restricted Subsidiary, provided, however, that the Company may not merge with, a Restricted Subsidiary may not merge into or consolidate with, and neither the Company or a Restricted Subsidiary may purchase or otherwise acquire all or substantially all of the stock or assets of a Restricted Subsidiary, other than a Wholly-owned Restricted Subsidiary, unless any Indebtedness or other obligation to purchase or otherwise provide compensation for all or any part of the stock or assets of, or any interest in, such other Restricted Subsidiary not then owned by the Company or the Restricted Subsidiary surviving such merger or consolidation or making such acquisition, as the case may be, incurred or to be incurred in connection with such transaction would then be permitted as additional Funded Debt under clause
(2) of the "Indebtedness" covenant; (4) the Company or a Restricted Subsidiary may, in the ordinary course of its business, acquire assets of any person, other than assets which constitute all or any substantial part of the assets of such person; and (5) the Company or a Restricted Subsidiary may make acquisitions of the stock or assets of any person permitted under the "Loan and Investment Limitations" covenant. (Section 4.13)

         Sale of Assets. Neither the Company nor any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its properties and assets (including pursuant to an order, judgment or decree requiring the divestiture of assets) outside of the normal course of business as conducted as of the date of the Indenture, except that the Company or a Restricted Subsidiary may sell, lease, transfer or otherwise dispose of less than substantially all of its assets to any person other than a Restricted Subsidiary, provided that in each such case (i) the Company or such Restricted Subsidiary receives consideration which represents the fair market value of such assets at the time of such sale or disposition, (ii) any such sale or disposition shall be on a non-recourse basis (except as permitted under clause (9) of the "Loan and Investment Limitations" covenant), (iii) no Event of Default or Default shall have occurred and be continuing either before or after the consummation of such transaction, and (iv) after giving effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to clause (2) of the "Indebtedness" covenant, and provided, further that: (1) In the case of a sale or disposition of an asset or group of assets (other than as provided in clauses (2) or (3) below), the following conditions are satisfied: (A) during the twelve-month period ending the month immediately preceding the month in which the proposed sale or disposition occurs, the sum of the Annualized Cash Flow attributable to the assets to be sold or disposed of by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such sale or disposition would occur, plus the Annualized Cash Flow attributable to all other assets sold or disposed of by the Company or any Restricted Subsidiary during such twelve-month period for the three-month period ending the month immediately preceding the month in which the respective sales or dispositions occurred, does not exceed 15% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed sale or disposition occurs, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary during the same calendar month as the proposed sale or disposition; and (B) on a cumulative basis in respect of all assets sold or disposed of by the Company or any Restricted Subsidiary during the five-year period ending the month immediately preceding the month in which any proposed sale or disposition would occur, the sum of the Annualized Cash Flow attributable to each such asset so sold or disposed of for the three-month period ending the month immediately preceding the month in which such asset was so sold or disposed of does not, in the aggregate, exceed 40% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed sale or disposition would occur, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary during the same calendar month as the proposed sale or disposition; or (2) In the case of a trade or exchange of an asset or group of assets, the following conditions are satisfied: (A) the assets received by the Company or the Restricted Subsidiary are free of any Liens except as permitted under the "Liens" covenant; (B) during the twelve-month period ending the month immediately preceding the month in which the proposed exchange transaction occurs, the sum of the Annualized Cash Flow attributable to the assets to be exchanged by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such exchange transaction would occur, plus the Annualized Cash Flow attributable to all other assets exchanged by the Company or any Restricted Subsidiary during such twelve-month period for the three-month period ending the month immediately preceding the month in which the respective exchange transactions occurred, does not exceed 15% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed exchange transaction occurs, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary during the same calendar month as the proposed exchange transaction; (C) on a cumulative basis in respect of all assets exchanged by the Company or any Restricted Subsidiary during the five-year period ending the month immediately preceding the month in which any proposed exchange transaction would occur, the sum of the Annualized Cash Flow attributable to each such asset so traded or exchanged for the three-month period ending the month immediately preceding the month in which such asset was so traded or exchanged does not, in the aggregate, exceed 40% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed exchange transaction would occur, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary during the same calendar month as the proposed exchange transaction; (D) such transaction shall not render the Company and its Restricted Subsidiaries insolvent or generally unable to pay its or their respective debts as they become due; (E) the Company notifies the Trustee of such trade or exchange; and (F) in the case of a trade or exchange of an asset or group of assets, in one transaction or a series of related transactions, in which the sum of the Annualized Cash Flows attributable to the assets traded or exchanged by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such exchange transaction (or, if a series of transactions, the last transaction) would occur exceeds 5% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for such three-month period, the assets received by the Company or the Restricted Subsidiary in such exchange transaction shall be assets used in the CATV Business; or (3) In the case of the sale or other disposition of any shares of stock, any Indebtedness or any security of a Restricted Subsidiary, the following conditions are satisfied: (A) all shares of stock, all Indebtedness and all securities of such Restricted Subsidiary at the time owned by the Company or by any other Restricted Subsidiary are sold or otherwise disposed of to a person other than the Company or any Restricted Subsidiary;
(B) immediately after each such sale or other disposition, such Restricted Subsidiary shall not own, directly or indirectly, any shares of stock, any Indebtedness or any security of the Company or of any other Restricted Subsidiary; and (C) such sale or other disposition would then be permitted under clause (1) or (2) above, as the case may be. Nothing contained in the "Sale of Assets" covenant prohibits the sale, transfer or other disposition by the Company or any Restricted Subsidiary of all or any part of the assets and property, or of any shares of stock, any Indebtedness or any security, of any Unrestricted Subsidiary, provided that any such sale, transfer or disposition shall, in respect of any Indebtedness or obligation related thereto, be without recourse to the Company or any Restricted Subsidiary, or any of its or their other property and assets except as would be permitted under the "Liens" covenant. Further, nothing contained in the "Sale of Assets" covenant prohibits the making of any Restricted Payment permitted by the "Restricted Payments" covenant or any Investment permitted by the "Loan and Investment Limitations" covenant. (Section 4.14)

         Sale or Discount of Receivables. Neither the Company nor any Restricted Subsidiary may sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable. (Section 4.15)

         Limitation on Other Business. The Company will not, during any three-month period, permit less than 80% of the total Gross Revenues of the Company and its Restricted Subsidiaries to be derived from the acquisition, ownership, expansion, operation and maintenance of a CATV Business. (Section 4.16)

         ERISA. Neither the Company nor any Restricted Subsidiary may: (a) terminate or withdraw from any Plan so as to result in any material liability to the Pension Benefit Guaranty Corporation; (b) engage in or permit any person to engage in any Prohibited Transaction involving any Plan which would subject the Company to any material tax, penalty or other liability; (c) incur or suffer to exist any material funding deficiency described in Section 302 of ERISA, whether or not waived, involving any Plan; or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the Pension Benefit Guaranty Corporation. For the purpose of this covenant only, a tax, penalty or other liability shall be considered material if it is in excess of 5% of consolidated net earnings of the Company and its Restricted Subsidiaries and such tax, penalty or other liability is not covered in full by insurance. (Section 4.17)

         Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated income tax return with any person other than a subsidiary, unless the Company shall become a subsidiary of, or controlled by or under common control with, or is merged into or consolidated with any person, including, without limitation, any Affiliate, in which event the Company shall be liable for and pay no more tax than would be payable by the Company if the Company were not a subsidiary of, or under the control of or under common control with, or had not been merged into or consolidated with, such person. (Section 4.18)

         Disposition of Stock and Indebtedness of Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary may sell or otherwise dispose of any shares of stock or any Indebtedness of a Restricted Subsidiary, except
(1) to the Company or to a Restricted Subsidiary, and (2) as permitted under the "Restricted Payments", "Mergers and Acquisitions" and "Sale of Assets" covenants. (Section 4.19)

         Transactions With Affiliates. Neither the Company nor any Restricted Subsidiary may (a) make any loan or advance or otherwise extend credit to any of their respective Affiliates, or (b) enter into any other transaction with any of their respective Affiliates, if the terms and conditions of such loan, advance, extension of credit or other transaction are, at the time of the making or entering into of any thereof, less favorable to the Company or such Restricted Subsidiary in any material respect than the terms and conditions which would apply in a similar transaction with a person other than such Affiliate, provided, however, that this covenant shall not apply to (i) loans or advances made by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary which are permitted to be incurred under the "Loan and Investment Limitations" covenant, (ii) management services rendered by the Company or any Restricted Subsidiary in the ordinary course of business to cable television systems of Affiliates for which services the Company or such Restricted Subsidiary is fully and fairly compensated on a current basis by such Affiliate, (iii) any transaction involving the Company and one or more Restricted Subsidiaries, exclusively, (iv) any transaction involving two or more Restricted Subsidiaries, exclusively, (v) any transaction approved by the Board of Directors of the Company as being fair and reasonable and in the best interest of the Company involving the Company and one or more of its directors, officers or employees with respect to their compensation or incentives to continued service with the Company, or (vi) any Restricted Payment permitted pursuant to the "Restricted Payments" covenant. (Section 4.20)

CERTAIN DEFINITIONS

         Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

         "Affiliate" of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. A person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Annualized Cash Flow" means, as of any date of determination, the product of (i) Cash Flow for the fiscal quarter ending on such date or most recently ended prior to such date, or as the context may require, Cash Flow for the three-month period ending the month immediately preceding such date, multiplied by (ii) four. The determination of Annualized Cash Flow of the Company and its Restricted Subsidiaries shall be made on a consolidated basis.

         "Capitalized Lease Obligations" means all rental obligations which, in accordance with generally accepted accounting principles, are or will be required to be capitalized on the books of the Company or any Subsidiary, in each case taking as the amount thereof the amount which would be treated as Indebtedness (net of interest expense) in accordance with such principles.

         "Cash Flow" means, for any period for which the amount thereof is to be determined, (a) the sum of (i) Net Income, plus (ii) interest, depreciation and amortization, deferred taxes and other non-cash charges (to the extent deducted in determining Net Income) to income of the Company and its Restricted Subsidiaries for such period, less (b) deferred taxes or other non-cash items which are a non-cash contribution to Net Income, excluding in each case all non-recurring items. Cash Flow of the Company and its Restricted Subsidiaries shall be determined, for any period for which the amount thereof is to be determined, after giving effect to acquisitions and dispositions of assets of the Company or any of the Restricted Subsidiaries (and designations of Restricted Subsidiaries and Unrestricted Subsidiaries) during such period as if such transactions had occurred on the first day of such period.

         "CATV Business" of any person means the business of owning a cable television system or systems and related communications activities.

         "Change of Control" of the Company means the acquisition by any person (other than the Company, any Subsidiary, any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any Controlling Person) during any period of 12 consecutive months of beneficial ownership of shares of the common stock of the Company representing in the aggregate 30% or more of the combined voting power of all shares of the Company's common stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the common stock of the Company beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Company's common stock calculated on a fully diluted basis.

         "Code" means the Internal Revenue Code of 1986.

         "consolidated," when used with reference to any financial term (but not when used with respect to any tax return or tax liability), means the aggregate for two or more persons of the amounts signified by such term for all such persons, with intercompany items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person.

         "Controlling Person" means each of (1) the Chairman of the Board of the Company as of the date of the Indenture, (2) the President of the Company as of the date of the Indenture, (3) each of the directors of the Company as of the date of the Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members of heirs, (5) Kearns-Tribune Corporation, a Delaware corporation or any successor thereto by merger or consolidation and (6) the trustee under the Company's Employee Stock Purchase Plan or any successor plan. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Company's Employee Stock Purchase Plan or any successor plan shall be deemed to have beneficial ownership of all shares of common stock of the Company held under the plan, whether or not allocated to or vested in participants' accounts.

         "Debt Service" of the Company and its Restricted Subsidiaries means, for any period for which the amount thereof is to be determined, the sum of (i) all interest paid or payable, and if floating interest obligations are involved, interest at the rate in effect at the time of calculation, plus all amounts of principal required to be paid during such period in respect of the New Notes, any other then outstanding Short-Term Debt or Funded Debt (excluding, however, the principal amount of any Renewable Indebtedness or Refundable Indebtedness included in Funded Debt, as set forth in the definition of "Funded Debt"), together with the aggregate amounts of all payments required to be made by the Company or any of its Restricted Subsidiaries during such period to obtain or effect the satisfaction or discharge of, or to acquire, the New Notes, or any of such other Short-Term Debt or Funded Debt, provided that
(a) the determination of amounts payable in respect of such Funded Debt or Short-Term Debt relating to any Minority Interest shall be made by reference to any mandatory schedule for the retirement or redemption of such Minority Interest, or if the Company or any Restricted Subsidiary is a party to any repurchase or other agreement pursuant to which it is obligated, at the option of the holder(s) thereof, to repurchase, redeem, retire or otherwise acquire any Minority Interest or part thereof, as of the first date on which such option may be exercised (whether or not in fact exercised), the amount payable in respect of such Minority Interest shall be the full amount of the Company's or such Restricted Subsidiary's obligations thereunder, and (b) the determination of amounts payable in respect of Funded Debt or Short-Term Debt of the Company or any Restricted Subsidiary consisting of unfunded pension liabilities shall be made in accordance with the funding standard account entitled "Amortization of Unfunded Past Service Liabilities" set forth in
Section 412(b)(2)B(ii) of the Code, and (ii) the aggregate amount of all payments required to be made during such period by such person (determined as if such person were called upon to perform such Guaranties under the terms of the mandatory payment provisions of the underlying obligation, without giving effect to any possible acceleration of such obligation) pursuant to, or to obtain or effect the discharge of, such person's obligations under any Guaranty during such period.

         "Default" means any of the events specified in Section 5.01 (Events of Default) of the Indenture whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Funded Debt" of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all Indebtedness of such person for borrowed money, any Guaranty by such person of Indebtedness for borrowed money and any Capitalized Lease Obligation of such person, whether secured or unsecured, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, (x) any balance of Indebtedness which was Funded Debt at the time of its creation maturing within one year from the date of determination, and (y) any Indebtedness of such person for borrowed money having a final maturity, duration or payment date within one year from such date of determination, which, pursuant to the terms of a revolving credit or similar agreement or otherwise, may be renewed or extended one or more consecutive times at the option of such person to a final maturity, duration or payment date more than one year from such date of determination, whether or not theretofore renewed or extended), (ii) the present value of the aggregate unfunded portion of all vested benefits under all Plans, (iii) any obligation of the Company or any Restricted Subsidiary to redeem, purchase or otherwise acquire from any other person (other than a Wholly-owned Restricted Subsidiary), at the option of such person, any shares of any class of stock of, or other interest in, the Company or any Restricted Subsidiary, and (iv) the par value or other value of Money Market Preferred Stock of the Company or any Restricted Subsidiary as to which dividends and other payments are calculated.

         For purposes of calculating Funded Debt, (a) Indebtedness for borrowed money which is governed by an agreement that provides for the automatic renewal of the maturity of such Indebtedness subject only to the accuracy of representations and warranties made in such agreement (which agreement, by its terms, does not require confirmation as to the accuracy of representations and warranties therein relating to litigation and material adverse changes for such automatic renewal) and the absence of default thereunder ("Renewable Indebtedness") shall be considered Indebtedness for borrowed money which has a final maturity, duration or payment date more than one year from the date of determination of the amount of Funded Debt to the extent such renewals thereof permit such Indebtedness to mature more than one year from such date of determination, and (b) the current maturities of Funded Debt, Indebtedness for borrowed money represented by short-term commercial paper, and other short-term indebtedness to the extent, in each case, that the Company or any Restricted Subsidiary has unused availability under a committed credited facility which has a final maturity, duration or payment date more than one year from the date of determination of the amount of Funded Debt ("Refundable Indebtedness") and the Company or any Restricted Subsidiary intends to utilize such unused availability, or other Refundable Indebtedness, to refund or replace such Refundable Indebtedness shall be considered Indebtedness for borrowed money which has a final maturity, duration or payment date more than one year from the date of determination. For the purposes of any computation of Debt Service, any Refundable Indebtedness which the Company or any Restricted Subsidiary is able to refund, as of the date of such determination, under the unused availability of a committed credit facility shall be deemed to amortize and to bear interest in the manner provided in such committed credit facility as if the principal amount of such Refundable Indebtedness were Indebtedness for borrowed money thereunder.

         Notwithstanding the foregoing, Funded Debt shall not include (i) Indebtedness for borrowed money of the Company owed solely to a Restricted Subsidiary, (ii) Indebtedness for borrowed money of a Restricted Subsidiary owed solely to the Company or another Restricted Subsidiary, and (iii) Indebtedness for borrowed money of the Company or any Restricted Subsidiary owed solely to any Unrestricted Subsidiary, subject in each case to the provisions of the "Indebtedness to Unrestricted Subsidiaries" covenant, and provided that if any such Indebtedness





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
is sold or transferred by a Restricted Subsidiary or an Unrestricted Subsidiary to a person other than a Subsidiary, such Indebtedness shall be Funded Debt which shall be deemed to have been incurred at the time of such sale or transfer.

         "Gross Revenues" for any period means the gross revenues from continuing operations of the Company and its Restricted Subsidiaries for such period prior to deducting operating expenses, overhead, costs of goods sold, provisions for taxes and reserves or any other deduction, all determined and consolidated in accordance with generally accepted accounting principles after eliminating all intercompany items.

         "Guaranty" of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all obligations of such person to purchase any materials, supplies or other property, or to obtain the services of any other person, or for the sale or use of any materials, supplies or other property, or the rendering of services, if the relevant contract or other related document requires that payment for such materials, supplies or other property to be purchased, or for such services to be rendered, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered or that payment for such materials, supplies or other property to be sold or used, or payment for such services to be rendered, shall be subordinated to any Indebtedness of such person owed to the purchaser or user of such materials, supplies or other property, or the beneficiary of such services, (ii) all obligations of such person to advance or supply funds to, or to purchase property or services from, any other person, if the purpose is to enable such other person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such other person or to assure such other person or any third party against any liability or loss, including, without limitation, obligations under any agreement or understanding, oral or written, pursuant to which such person is obligated to advance funds to or on behalf of any other person upon the happening of one or more stated events, (iii) all contracts for the rental or lease (as lessee) of any real or personal property which provide that the payment obligations thereunder are absolute and unconditional under conditions not customarily found in commercial leases then in general use or require that the lessee purchase or otherwise acquire securities or obligations of the lessor, and (iv) all guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others, or (y) purchase or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.

         A Guaranty shall not include any letter of credit, any bond obligation of, or any guarantee of performance by, the Company or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business as presently conducted for or on behalf of a Subsidiary.

         "Increased Debt Capacity" means an increase in the limitation on Indebtedness which may be incurred under clause (2) of the "Indebtedness" covenant by reference to Total Debt from seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries to eight times Annualized Cash Flow of the Company and its Restricted Subsidiaries.

         "Indebtedness" of the Company or any Restricted Subsidiary means and includes, as of any date as of which the amount thereof is to be determined, without duplication, (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or any Restricted Subsidiary as of such date, (ii) the full amount of any contingent liability or obligation of the Company or any Restricted Subsidiary, including, without limitation, the payment of money, under or related to any preferred stock, any other security, right, or interest, or any rights or interests attendant thereto or granted in connection therewith, of the Company or such Restricted Subsidiary, any of which is issued as, or in conjunction with, an anti-takeover or similar corporate protective measure, such amount to be determined as of the time of issuance of such preferred stock, other security, right or interest, without regard to when any rights or interests thereunder may vest in or otherwise become exercisable by the holders thereof, (iii) all obligations which are secured by any Lien existing on any property or assets owned by the Company or any Restricted Subsidiary (except capital stock of an Unrestricted Subsidiary owned by the Company or a Restricted Subsidiary), whether or not the obligations secured thereby shall have been assumed by the Company or any Restricted Subsidiary, provided that in respect of secured, fully non-recourse obligations, the maximum amount of the Indebtedness of the Company or any Restricted Subsidiary shall be the lesser of the amount of the Indebtedness secured and the amount carried on the books of the Company or any Restricted Subsidiary as at the time of any such determination as the value of the property, asset or collateral securing such Indebtedness, and (iv) all Guaranties of the Company or any Restricted Subsidiary.

         Indebtedness shall not include any contingent liability or contingent obligation with respect to any letter of credit, any bond obligation, or any guarantee of performance, undertaken or incurred by the Company or any Restricted Subsidiary in the ordinary course of its or their business (other than in connection with the borrowing of money or the obtaining of credit) as presently conducted for or on behalf of a Subsidiary.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Majority-in-Interest of Holders" means, when used with respect to the New Notes generally, the holders of New Notes constituting, as of any date on which a determination is made, at least 51% of the aggregate unpaid principal amount of the outstanding New Notes of all series as of such date; and, when used with respect to the New Notes of a particular series, the holders of New Notes of such series constituting, as of any date on which a determination is made, at least 51% of the aggregate unpaid principal amount of the outstanding New Notes of that series as of such date.

         "Minority Interest" means the shares of any class of the capital stock, or any option, warrant or other right to purchase or acquire any capital stock, other than Money Market Preferred Stock included in the definition of Funded Debt or Short-Term Debt, of any Restricted Subsidiary owned or controlled, directly or indirectly, by any person other than the Company or one or more Wholly-owned Restricted Subsidiaries.

         "Money Market Preferred Stock" means preferred stock issued on terms where the rate of dividend paid thereon is determined by (i) reference to a recognized financial index, or (ii) through an auction mechanism conducted by a recognized financial institution.

         "Net Income" or, if negative, "Net Loss" for any period means Gross Revenues of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole) less operating and non-operating expenses, including provisions for all taxes and reserves (including reserves for deferred income taxes) of the Company, all determined in accordance with generally accepted accounting principles on a consolidated basis, but not including in Gross Revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of non-current or capital assets, any gains resulting from the write-up of assets, any gains resulting from the defeasance or acquisition of the securities of the Company or any Restricted Subsidiary, any earnings of any person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the date of acquisition, and excluding from Gross Revenues any undistributed earnings or losses of Affiliates of the Company other than Restricted Subsidiaries; all determined in accordance with generally accepted accounting principles.

         "Plan" means any plan (other than a Multi-employer Plan) subject to Title IV of ERISA maintained for employees of the Company or any ERISA Affiliate (and any such plan no longer maintained by the Company or any of its ERISA Affiliates to which the Company or any of its ERISA Affiliates has made or was required to make any contributions within any of the preceding five years).

         "Prohibited Act" means any one or more of the following: (i) the incurrence of any Indebtedness which would constitute Short-Term Debt or Funded Debt not then permitted under the "Indebtedness" covenant; (ii) any transaction which would involve the making of a Restricted Payment or other payment not then permitted under the "Restricted Payments" covenant; (iii) any transaction pertaining to the sale, lease, transfer or other disposition of assets not then permitted under the "Sale of Assets" covenant; or (iv) any designation of a Restricted Subsidiary or any designation deleting a Restricted Subsidiary not then permitted to be made under the "Designation of Restricted Subsidiaries" covenant.

         "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c) of the Code which is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of
Section 2003(c) of ERISA.

         "Restricted Subsidiary" means, as of any date of determination, any corporation organized under the laws of any state of the United States or the District of Columbia, provided that not less than 80% of the voting control thereof and not less than 80% of the overall economic equity therein, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company or one or more Wholly-owned Restricted Subsidiaries, or both, which corporation has been designated as a Restricted Subsidiary, unless and until designated as an Unrestricted Subsidiary.

         "Senior Debt" means, as of any date as of which the amount thereof is to be determined, (i) the aggregate amount of all Total Debt then outstanding, less (ii) the aggregate amount of all Subordinated Debt then outstanding.

         "Short-Term Debt" of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication, all Indebtedness of such person for borrowed money, any Guaranty by such person of Indebtedness for borrowed money and any Capitalized Lease Obligation of such person, whether secured or unsecured, other than Funded Debt. Notwithstanding the foregoing, Short-Term Debt shall not include (i) Indebtedness for borrowed money of the Company owed solely to a Restricted Subsidiary, (ii) Indebtedness for borrowed money of a Restricted Subsidiary owed solely to the Company or another Restricted Subsidiary, and (iii) Indebtedness for borrowed money of the Company or any Restricted Subsidiary owed solely to any Unrestricted Subsidiary, subject in each case to the provisions of the "Indebtedness to Unrestricted Subsidiaries" covenant, and provided that if any such Indebtedness is sold or transferred by a Restricted Subsidiary or an Unrestricted Subsidiary to a person other than a Subsidiary, such Indebtedness shall be Short-Term Debt which shall be deemed to have been incurred at the time of such sale or transfer.

         "Subordinated Debt" means all unsecured Funded Debt of the Company which is subordinated in right of payment to (x) the prior payment of the New Notes, and (y) all other Funded Debt of the Company which is not subordinated to any other Indebtedness of the Company.

         "Subsidiary" means any corporation organized under the laws of any state of the United States or the District of Columbia, at least 50% of the total combined voting power of all classes of voting stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

         "Total Debt" means, as of any date as of which the amount thereof is to be determined, the sum of (i) the aggregate amount of consolidated Short-Term Debt of the Company and its Restricted Subsidiaries then outstanding, plus (ii) the aggregate amount of consolidated Funded Debt of the Company and its Restricted Subsidiaries then outstanding.

         "Treasury Yield" means, when used with respect to the New Notes of any series, the yield which shall be imputed from the yields of those actively traded "On the Run" United States Treasury Notes having maturities as close as practicable to the Weighted Average Life to Maturity of the New Notes of such series interpolating linearly between representative yields (as necessary).
"On the Run" United States Treasury Notes shall mean the most recently auctioned United States Treasury Notes for such maturity, which are currently available through Telerate page 500. The yields of such United States Treasury Notes shall be determined as of 10:00 A.M. Eastern Time on the fifth Business Day prior to the applicable Optional Prepayment Date or Redemption Date.

         "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

         "Weighted Average Life to Maturity" as applied to any Indebtedness at any date means the number of years obtained by dividing (a) the then unpaid principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or required payment, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

         "Wholly-owned Restricted Subsidiary" means any Restricted Subsidiary all of whose outstanding shares (other than directors' qualifying shares required by law) of every class of capital stock, at the time as of which any determination is being made, are owned, beneficially and of record, by the Company or one or more other Wholly-owned Restricted Subsidiaries, or both.

DENOMINATIONS AND FORM

         The New Notes will be issued only in registered form, without coupons, in denominations of $100,000 in Original Principal Amount and any integral multiple thereof. (Section 2.02)

REGISTRAR AND PAYING AGENT

         The Company will maintain an office or agency where the New Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where New Notes may be presented for payment ("Paying Agent"). The Company may have one or more co- Registrars (provided that there will be only one security register, which will be maintained by the principal Registrar) and one or more additional paying agents with respect to any series of New Notes. Initially, the Trustee will act as Paying Agent and Registrar for each series of New Notes. (Section 2.03)

TRANSFER AND EXCHANGE

         New Notes of any series will be exchangeable at the option of the holder for an equal aggregate Original Principal Amount of New Notes of the same series of other authorized denominations and otherwise containing identical terms and provisions. Every New Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or accompanied by appropriate transfer documents duly executed, by the registered holder or his attorney duly authorized in writing. No service charge will be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Registrar shall not be required to register the transfer of or exchange (i) any New Note to be prepaid at the option of the Company in accordance with the provisions described under "-- Optional Prepayment" or any New Series C Note in respect of which a prepayment offer made by the Company in accordance with the provisions described under "-- Optional Prepayment" is validly accepted by the holder thereof (except, in the case of any such New Note (including any such New Series C Note) not prepaid in full, a transfer or exchange thereof after notation has been made thereon by the Trustee following the relevant Optional Prepayment Date of the amount of such prepayment and the change in the amount of each Principal Installment thereafter due and payable with respect to such New
Note), or (ii) any New Note in respect of which a notice requiring the purchase thereof by the Company at the option of the holder following a Put Event has been given by such holder in accordance with the provisions described under "-- Change of Control" (except, in the case of any New Note to be so purchased in part, the portion thereof not to be so purchased).

         The Indenture further provides that, if the Company solicits the consent of the holders of New Notes to a Prohibited Act or an Increased Debt Capacity in accordance with the provisions described under "-- Optional Redemption of Non-Consenting Notes", the Registrar shall not be required to register the transfer of or exchange any New Notes during the period commencing with the day following the date of the Company's written request for such consent (or, if a record date has been fixed, the day following such record date) and ending on the second full Business Day following the last day on which consent may be given by holders in response to such solicitation (which day (the "Final Consent Date") may not be more than 30 days after the date of such written request). If the Company has not received the consent of a Majority-in-Interest of Holders to the Prohibited Act or Increased Debt Capacity by the Final Consent Date, then the Registrar shall also not be required to register the transfer of or exchange any Non-Consenting Note unless the Company advises the Registrar that it will not exercise its option to redeem the Non-Consenting Notes, or the Company fails to give notice of such optional redemption to the holders of Non- Consenting Notes within the time period specified in the Indenture or to deposit the redemption price therefor with the Paying Agent as and when required by the Indenture. (Section 2.06)

AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture or the New Notes of any series may be amended or supplemented, and compliance with any provision of the Indenture or of the New Notes by the Company may be waived, with the consent of a Majority-in-Interest of Holders of the New Notes of all series or of the series affected by the amendment, supplement or waiver, as applicable.
(Section 8.02) Without the consent of any holder of New Notes, the Company and the Trustee may amend or supplement the Indenture or the New Notes of any series (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated New Notes in addition to certificated New Notes (so long as any "registration-required obligation" within the meaning of Section 163(f)(2) of the Code is in registered form for purposes of the Code), (iii) to make any change that, in the good faith opinion of the Board of Directors, does not materially adversely affect the rights of any holder of New Notes, or (iv) to make certain other changes specified in the Indenture. (Section 8.01) In the case of a Prohibited Act or Increased Debt Capacity for which the consent of a Majority-in-Interest of Holders was solicited by the Company and not received, if the Company exercises its right to redeem all and not less than all the Non-Consenting Notes pursuant to the provisions described under "-- Optional Redemption of Non-Consenting Notes" and deposits with the Paying Agent or sets aside and segregates in trust money sufficient to pay the aggregate redemption price for such New Notes, then the holders of New Notes will be deemed to have consented to the taking of or engaging in such Prohibited Act or the Increased Debt Capacity, as applicable. (Section 4.21)

DEFAULTS AND REMEDIES

         An Event of Default with respect to New Notes of any series means any of the following: (i) the Company shall default in the payment or prepayment of principal or premium on any New Note of such series when the same shall become due; (ii) the Company shall default in the payment or prepayment of any interest on any New Note of such series when the same shall become due, and such default shall remain unremedied for five days; (iii) any of the Company or any Restricted Subsidiary fails to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any of its Indebtedness (other than the New Notes of that series) or any Capitalized Lease with respect to which it is obligated, having a then outstanding aggregate principal amount (in the case of Indebtedness) or relating to property or other assets having an aggregate value (in the case of a Capitalized Lease) of $10,000,000 or more, beyond any period of grace with respect thereto; or any of the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Indebtedness, or in such Capitalized Lease, or in any agreement under which any such Indebtedness was issued or created, in each case, if the effect of such failure is to cause, or permit the holders of such Indebtedness to cause, or permit any other party to such Capitalized Lease to cause, any payment in respect of such Indebtedness or such Capitalized Lease to become due prior to its stated date of maturity, whether or not such failure or default is waived by, or on behalf of, the holders of such Indebtedness or by any other party to such Capitalized Lease;
(iv) any representation or warranty made in any certificate delivered to the Trustee by the Company in connection with or pursuant to the Indenture shall prove to be false or misleading in any material respect on the date as of which made; (v) the Company shall fail to perform or observe any of its other agreements or covenants contained in the Indenture or in the New Notes and such failure continues for 30 days after the Trustee or the holders of at least 25% in aggregate unpaid principal amount of the New Notes notifies the Company of such failure; (vi) certain events of bankruptcy or insolvency shall occur;
(vii) any order, judgment or decree shall be entered in any proceedings against the Company or any Restricted Subsidiary decreeing the dissolution of the Company or such Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 90 days; (viii) any final judgment for the payment of money shall be rendered against the Company or any Restricted Subsidiary or any judgment, writ of attachment, or similar process shall be issued or levied against a substantial part of its and their property or assets, taken as a whole, and such judgment, writ or other order shall not be discharged within 90 days from the date of entry thereof or within such longer period as the execution of such judgment shall have been stayed, and such judgment, together with all other such judgments, exceeds in the aggregate $10,000,000; or (ix) certain events or conditions shall occur with respect to any Plan or a Multi-employer Plan and such event or condition would result in the aggregate amount of the Company's or a Restricted Subsidiary's liability to a Plan or a Multi-employer Plan or to the Pension Benefit Guaranty Corporation under Sections 4062, 4063, 4064, 4201 or 4202 of ERISA being in excess of 5% of the consolidated net earnings of the Company and its Restricted Subsidiaries, and such liability shall not be covered in full by insurance. (Section 5.01) If an Event of Default (other than an Event of Default specified in clause (i), (ii), (vi) or (vii)) occurs with respect to outstanding New Notes and is continuing, the Trustee or a Majority-in-Interest of Holders of the New Notes may declare to be due and payable immediately (A) the unpaid principal amount of all of the New Notes then outstanding and (B) accrued interest thereon. The Indenture provides for automatic acceleration of such amounts upon the occurrence of the events specified in clauses (vi) and (vii) above. If an Event of Default specified in clause (i) or (ii) above occurs and is continuing with respect to the New Notes of any series, a Majority-in-Interest of Holders of New Notes of that series may declare to be due and payable immediately (A) the unpaid principal amount of all of the New Notes of such series then outstanding and (B) interest accrued thereon. Upon the acceleration of New Notes of any series (other than an automatic acceleration upon the occurrence of an Event of Default described in clause (vi) or (vii) above), in addition to the unpaid principal amount and interest required to be paid by the Company in accordance with the terms of the New Notes of such series, the Company shall also pay, to the extent permitted by law, a premium on the entire unpaid principal amount of each outstanding New Note of such series equal to the maximum premium that would have been payable with respect to such New Note if such New Note were then being prepaid in full at the option of the Company in accordance with the provisions described under "-- Optional Prepayment" (but calculated without regard to the provision that states that no prepayment premium is payable after a date specified for the New Notes of each series). The holders of not less than 66 2/3% in aggregate unpaid principal amount of the outstanding New Notes (or, in the case of an acceleration of New Notes of a particular series as a result of the occurrence of an Event of Default specified in clause (i) or (ii) above with respect to such series, the outstanding New Notes of the series with respect to which the acceleration applies) may rescind an acceleration and its consequences with respect to the New Notes if all existing Events of Default (other than the non- payment of the principal amount of, premium and accrued interest on the New Notes that have become due solely by such acceleration) with respect to the New Notes have been cured or waived and if the rescission would not conflict with any judgment or decree. (Section 5.02) Subject to certain exceptions, a Majority-in-Interest of Holders of the New Notes may waive on behalf of the holders of all of the New Notes an existing Default or Event of Default and its consequences and, when so waived, such Default or Event of Default is deemed cured and not continuing. (Section 5.04) Subject to certain limitations, a Majority-in-Interest of Holders of New Notes may direct the Trustee in its exercise of any trust or power with respect to the New Notes. (Section 5.05) The Trustee may withhold from holders of New Notes of any series notice of any continuing default (except a default in payment of principal, premium, if any, or interest on any New Note of such series) if it determines that withholding notice is in their interest. (Section 6.05) The Company is required to file periodic reports with the Trustee as to the absence of any default. (Section 4.06)

NO PERSONAL LIABILITY

         No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligation of the Company or the Trustee under the New Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the New Notes. (Section 9.11)

SATISFACTION AND DISCHARGE

         The Company's obligations under the New Notes of any series and the Indenture with respect to the New Notes of such series (except for certain specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all New Notes of such series previously authenticated and delivered (other than destroyed, lost or wrongfully-taken New Notes which have been replaced or paid, or New Notes for whose payment money has theretofore been held in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation, or (ii) the Notes of such series mature within one year or are to be prepaid in full within one year under arrangements satisfactory to the Trustee or notice of redemption of all of the outstanding Notes of such series has been given pursuant to the Indenture and the Company irrevocably deposits in trust with the Trustee (or another trustee satisfying the requirements of the Indenture) money or U.S. Government Obligations or a combination thereof sufficient to pay the unpaid principal amount of, premium, if any, and interest on all New Notes of such series previously authenticated and delivered, and not theretofore cancelled or delivered to the Trustee for cancellation (other than any such New Note referenced in the parenthetical in clause (i) above) to maturity, prepayment or redemption, as the case may be. (Section 7.01)

THE TRUSTEE

         The Bank of New York acts as depository for funds of, makes loans to, and performs other services for the Company and certain of its affiliates in the normal course of business and acts as trustee with respect to several series of the Company's outstanding senior debt securities. The Bank of New York is also acting as Exchange Agent for the Exchange Offer and serves as transfer agent and registrar for the Class A and Class B Common Stock of the Company. John C. Malone, President and a director of the Company, is a director of The Bank of New York.

         The Trustee in its individual or any other capacity may become the owner or pledgee of New Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee, provided it complies with the terms of the Indenture. (Section 6.03)

ADDITIONAL INFORMATION

         The Indenture is an exhibit to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indenture without charge by writing to Stephen M. Brett, Esq., Senior Vice President of the Company, at the address set forth under "The Company". The foregoing summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

                   COMPARISON OF EXISTING NOTES AND NEW NOTES


         The covenants, events of default and terms of each series of Existing Notes are substantially similar to the covenants, events of default and terms of the corresponding series of New Notes for which they may be exchanged pursuant to the Exchange Offer, except as set forth below.

PAYMENT PROVISIONS

         Principal Payments. The principal payment schedules for the New Notes and the Existing Notes of the respective series are substantively the same.
The Note Exchange Agreement specifies an aggregate principal amount that is to be paid on each Principal Payment Date for the applicable series of Existing Notes and provides for the application of such aggregate amount to the payment of the Existing Notes of such series on a pro rata basis (based on the aggregate outstanding principal amount of the Existing Notes of such series). In lieu of providing for an aggregate payment and the pro rata application thereof to the New Notes of a series, the Indenture specifies the amount of the principal payment to be made per $100,000 in Original Principal Amount of each New Note on the applicable Principal Payment Date for the New Notes of such series. In the event of any partial prepayment of principal, the Note Exchange Agreement and the Indenture each provide that the aggregate principal amount of the prepayment made with respect to the Existing Notes or the New Notes, as applicable, of a series, shall be applied to the prepayment of each outstanding Existing Note or New Note, as applicable, of such series pro rata in accordance with the respective unpaid principal amounts of such Existing Notes or New Notes. The Indenture further provides that the amount prepaid with respect to each New Note shall be applied ratably to the unpaid principal amount per $100,000 in Original Principal Amount of such New Note, with the amount of such prepayment per $100,000 in Original Principal Amount of a New Note being rounded, if applicable, to the nearest $1.00. In the event of a partial prepayment of the principal of the Existing Notes or New Notes, as applicable, of a series, both the Note Exchange Agreement and the Indenture provide for the reduction of the amount of the regularly scheduled installments of principal thereafter due and payable with respect to the Existing Notes or New Notes, as applicable, of such series. In the case of the Note Exchange Agreement, the aggregate principal amount of such prepayment is applied to reduce pro rata the aggregate amount of each scheduled principal payment thereafter due with respect to the Existing Notes of the applicable series. In the case of the Indenture, the amount prepaid per $100,000 in Original Principal Amount of a New Note is applied to reduce pro rata the amount of each Principal Installment per $100,000 in Original Amount of such New Note that is thereafter due. Because the scheduled principal payments for the Existing Notes are stated in terms of an aggregate amount for all Existing Notes of a series, rather than an amount per Existing Note, the Note Exchange Agreement also provides that in the event of any repurchase or optional redemption in part of the Existing Notes of a series the aggregate amount of such repurchase or redemption shall be applied to reduce pro rata the aggregate principal payments thereafter scheduled to be
made with respect to the Existing Notes of such series.   See "Description of
New Notes -- Principal Installments".

         Repurchases. The Note Exchange Agreement provides that, prior to the Issue Date, the Company will not repurchase any Existing Notes of a holder unless prior to any such repurchase the Company offers to repurchase on a pro rata basis a proportionate principal amount of the Existing Notes of all holders of Existing Notes of such series on the same terms and offers to repurchase on a pro rata basis a proportionate principal amount of the Existing Notes of all holders of Existing Notes of each other series on economically equivalent terms. From and after the Issue Date this provision of the Note Exchange Agreement will cease to be applicable and the Company may at any time and from time to time make purchases of any Existing Notes and New Notes outstanding on terms acceptable to the holders of the Notes being repurchased.

         Optional Prepayments. The provisions of the Note Exchange Agreement and the Indenture relating to prepayments of the Existing Notes and the New Notes, respectively, at the option of the Company are substantially identical except as described below. In accordance with the Note Exchange Agreement, any partial prepayment with respect to the Existing Series D Notes and Existing Series E Notes must be in the minimum amount of $1,000,000 and additional increments of $500,000 and be allocated on a pro rata basis between the two series (based upon the aggregate unpaid principal amount of all Existing Series D Notes and Existing Series E Notes outstanding). A similar requirement applies to the optional prepayment of the Existing Series B Notes and Existing Series C Notes prior to specified dates. Pursuant to the Indenture, if the Company elects to make a partial prepayment with respect to the New Series D Notes, it must likewise make an optional prepayment of a pro rata portion of the New Series E Notes and vice versa. The minimum amount requirement, however, would apply to the amount of the prepayment with respect to one of the two series to be prepaid, rather than to the total amount to be prepaid of both series as in the Note Exchange Agreement, and the amount of the prepayment with respect to the other of the two series would be determined on the basis of the pro rata payment requirement. A similar variation from the terms of the Note Exchange Agreement applies with respect to optional prepayments of the New Series B Notes and New Series C Notes.

         If the Company elects to make an optional prepayment with respect to the Existing Series B Notes or the New Series B Notes during the period beginning on February 1, 2000 and ending on January 31, 2001, then the Note Exchange Agreement and the Indenture, respectively, require the Company to make a simultaneous offer to prepay the same portion of the Existing Series C Notes or New Series C Notes, as applicable. Pursuant to the Note Exchange Agreement, a holder of an Existing Series C Note desiring to accept such offer must so notify the Company (by telephone confirmed promptly in writing) within eight business days of its receipt of such prepayment notice. In accordance with the Indenture, to accept such prepayment offer, the holder of a New Series C Note must deliver written notice of such acceptance to the Paying Agent by the close of business on the sixteenth day preceding the Optional Prepayment Date. See "Description of New Notes -- Optional Prepayments".

         Designated Event. With respect to the Existing Notes only, in the event that any "Designated Event" shall occur, each holder of an Existing Note shall have the right to require the Company to purchase all of the Existing Notes of such holder, at a price for each Existing Note to be purchased equal to the unpaid principal amount of such Existing Note, plus all accrued and unpaid interest thereon to the date fixed for purchase (the "Designated Event Purchase Date"), plus a premium equal to the excess, if any, of (i) the net present value of all remaining scheduled payments of interest and principal on such Existing Note, discounted at the Basic Discount Rate for such series of Existing Notes, over (ii) the outstanding principal amount of such Existing Note. Within 10 days following the occurrence of a Designated Event, the Company will give notice to each holder of an Existing Note describing the facts and circumstances giving rise to such Designated Event and stating that such holder's Existing Notes will be prepaid by the Company pursuant to the terms of the Note Exchange Agreement if such holder so elects. Any holder intending to exercise its right to require the Company to purchase its Existing Notes shall give written notice to the Company no later than 30 days after the Company gives notice of such Designated Event (or, if no notice is given, not later than 60 days after such holder obtains actual knowledge that such Designated Event has occurred). The Designated Event Purchase Date shall be a date fixed by the Company which shall be not less than 30 days nor more than 60 days after the giving by such holder of the notice that such holder elects to have the Existing Notes held by such holder purchased (or, if no date is specified by the Company, on the 60th day after the giving of such notice by such holder). On the 35th day following the giving of notice by the Company of a Designated Event or, if no notice is given, on the 65th day after such Designated Event occurred, the Company will notify each holder of an Existing Note of the aggregate principal amount of all Existing Notes which the holders thereof have required to be purchased and the identity of each such holder. Each holder of an Existing Note shall then have the additional right, exercisable by written notice given to the Company not later than five business days after the giving of such notice by the Company, to elect to require the Company to purchase all of the Existing Notes held by such holder if such holder had not previously requested such purchase in connection with such Designated Event or to revoke its election to require the Company to purchase all of the Existing Notes held by such holder in connection with such Designated Event (but not any subsequent Designated Event). In the event that any holder exercises such additional right to elect to require the Company to purchase the Existing Notes held by such holder, the Company shall purchase, on a date specified by the Company (which date shall not be less than 30 days nor more than 60 days after the giving by such holder of such notice or, if no date is specified by the Company, on the 60th day after the giving of such notice by such holder), the Existing Notes held by such holder, at the same price described above.

         The Note Exchange Agreement defines a "Designated Event" as the authorization by the Company's Board of Directors (or a duly authorized committee thereof) of any of the following: (a) a consolidation or merger of the Company or any person which owns, directly or indirectly, not less than a majority of the outstanding shares of each class of the Company's common stock (a "Holding Company") or a sale of all or substantially all of the properties and assets of the Company or any Holding Company; (b) a dividend or other distribution by the Company to its shareholders, in one transaction or a series of related transactions, of cash, property or securities (other than a dividend or other distribution (i) of cash, property or securities of or with funds or assets provided by an Unrestricted Subsidiary, or (ii) payable solely in capital stock of the Company that is not convertible into or exchangeable for any debt securities of the Company), having an aggregate fair market value at the time of such distribution that is 30% or more of the fair market value of the common stock of the Company outstanding immediately prior to such distribution (both such fair market values as determined by the Board of Directors or such committee); or (c) an acquisition by the Company or any Restricted Subsidiary for cash, property or securities (other than (i) cash, property or securities from or of an Unrestricted Subsidiary, or (ii) capital stock of the Company that is not convertible into or exchangeable for any debt securities of the Company), in one transaction or a series of related transactions, of more than 30% of each class of the common stock of the Company outstanding immediately prior to the commencement of such acquisition; provided that any event described above shall be a Designated Event only at such time, if any, within the 12-month period immediately following the occurrence of such event, that the aggregate amount of Total Debt then outstanding exceeds eight times Annualized Cash Flow for the then most recent three-month period.

         Change of Control. The circumstances which will give rise to a Put Event following a Change of Control are essentially the same under the Note Exchange Agreement and the Indenture, with certain exceptions. Under the Indenture, one of the elements of a Put Event with respect to the New Notes of a series is the downgrading of the then current rating of the New Notes of such series by either D&P or Moody's to the extent provided in the Indenture. With respect to the Existing Notes, this element of a Put Event is phrased in terms of the downgrading of the Company's publicly traded senior debt securities of any series. If a Put Event occurs with respect to any series of New Notes, each holder of New Notes of such series shall have the right to require the Company to repurchase all or any portion of such holder's New Notes, provided that such portion is $100,000 in Original Principal Amount or an integral multiple thereof. If a Put Event occurs with respect to any series of Existing Notes, holders of Existing Notes have the same right to require the Company to purchase all or any portion of their Existing Notes except that such portion shall be in minimum authorized denominations of $1,000,000 or the unpaid principal amount of such Existing Note if less than $1,000,000. Under the Indenture, any holder intending to exercise its right to require the Company to purchase all or any portion of such holder's New Notes following a Put Event must deliver notice of its intention to the Paying Agent and concurrently present and surrender to the Paying Agent the New Notes to be purchased no later than 15 days prior to the date fixed for purchase of such New Notes. While the Note Exchange Agreement requires holders of Existing Notes to give similar notice to the Company of their intention to require the Company to purchase all or any portion of their Existing Notes, holders of Existing Notes are not required to physically surrender their Existing Notes at the time such notice is given in order for their right to have been properly exercised. See "Description of the New Notes -- Change of Control".

         Method of Payment; Transfers; Calculation of Premiums. Payments of principal, interest and premium, if any, with respect to an Existing Note are required to be made by transfer of immediately available funds for credit to the account of the holder of such Existing Note as specified in the Note Exchange Agreement or as such holder may designate in writing. Each holder has agreed that before selling or otherwise transferring an Existing Note, such holder will make a notation on such Existing Note of all principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee or assignee of such Existing Note and of the notations so made on such Existing Note. If any payment of principal, interest or premium with respect to an Existing Note falls due on a day which is not a business day, then such payment is required to be made on the next preceding Business Day. No presentation or surrender of an Existing Note is required in order to receive any payment of principal, interest or premium thereon. An Existing Note that has been paid, prepaid or repurchased in full must be surrendered to the Company for cancellation. The Existing

Notes are transferable by endorsement and delivery. The Company maintains a Note Register at its principal office in which the Existing Notes are registered and transfers and exchanges thereof may be recorded. Any Existing
Note issued in exchange for any Existing Note or Notes upon transfer thereof carries the rights to unpaid interest and interest to accrue which were carried by the Existing Note or Notes so transferred. See "Description of New Notes -- Method of Payment" and " -- Transfer and Exchange".

         The Note Exchange Agreement and the Indenture provide that the Company's calculation of the amount of any premium payable upon a prepayment, redemption or purchase of Existing Notes or New Notes, respectively, as set forth in an officers' certificate shall be binding on the holders of such Notes in the absence of manifest error. The Note Exchange Agreement further provides, however, that if prior to the date fixed for such payment, any holder of Existing Notes objects to the Company's calculation of the premium payable with respect to such holder's Existing Notes (which objection shall be in writing and set forth in reasonable detail such holder's computation of the premium), then the computation of such holder shall be binding on the Company with respect to such holder's Existing Notes absent manifest error.

COMPARISON OF CERTAIN COVENANTS

         Designation of Restricted Subsidiaries. The conditions to which the Company's right to designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary is subject under the Note Exchange Agreement and the Indenture are substantially identical, except that the Note Exchange Agreement includes the further condition that after giving effect to such designation, there shall not be a material and adverse effect on the Company and its Restricted Subsidiaries with respect to the prospects for the future generation of Cash Flow, Subscriber Penetration Levels (as defined in the Note Exchange Agreement), the general mix of assets, or the condition, quality and developmental level of technical equipment. Further, the Note Exchange Agreement, requires the Company to provide each original holder of an Existing Note, each assignee of the entirety of the interest of any such holder and each holder of at least $2,000,000 aggregate principal amount of Existing Notes (each, a "Designated Holder") with notice not less than 20 business days after making such designation and, in the event any newly designated Subsidiary represents greater than 30% of the Annualized Cash Flow for the three-month period ending the month immediately preceding the date of such designation, such notice shall also be accompanied by a certificate of an officer of the Company containing information as to the Cash Flow, Subscriber Penetration Levels (as defined in the Note Exchange Agreement) and financial condition of such Subsidiary. See "Description of New Notes -- Certain Covenants -- Designation of Restricted Subsidiaries".

         Restricted Payments. The covenant in the Note Exchange Agreement with respect to Restricted Payments is substantially identical to the corresponding covenant in the Indenture, except that the Note Exchange Agreement also prohibits the Company and the Restricted Subsidiaries from making any payment of principal, interest or premium, if any, in respect of Subordinated Debt if a Designated Event shall have occurred (other than a Designated Event with respect to which all time periods for the holders of Existing Notes to be prepaid as described under "Payment Provisions -- Designated Event" have fully expired), other than regularly scheduled payments with respect to Approved Subordinated Debt in accordance with its terms as in effect on the date of the Note Exchange Agreement. See "Description of New Notes -- Certain Covenants -- Restricted Payments." The Approved Subordinated Debt consists of the Company's 11 1/8% senior subordinated debentures due October 1, 2003, in the aggregate outstanding principal amount of $441,000, which were issued pursuant to an indenture dated as of September 29, 1988, as amended, between the Company and National Westminster Bank USA, as trustee.

         Loan and Investment Limitations.    The specified exceptions set forth
in the Note Exchange Agreement to the covenant restricting Investments by the Company and the Restricted Subsidiaries are substantially identical to those set forth in the Indenture, except that, in the case of the exception for Investments in or with respect to any Unrestricted Subsidiary that are made in anticipation of the receipt of funds in the day-to-day operations of the Subsidiaries sufficient to reimburse the Company or the Restricted Subsidiary making such Investment, as applicable, pursuant to the Company's normal cash management practices, the Note Exchange Agreement requires that such funds be anticipated to be received within 45 days after such Investment is made. See "Description of New Notes -- Certain Covenants -- Loan and Investment Limitations".

         Liens. The Indenture and the Note Exchange Agreement each contain a covenant which limits the ability of the Company or any Restricted Subsidiary to create, assume or suffer to exist any Lien upon any of their respective properties or assets, subject to certain exceptions. The Indenture includes an exception, which is not present in the Note Exchange Agreement, that specifically permits the Company or a Restricted Subsidiary to create, assume or suffer to exist a Lien which would not otherwise be permitted under such covenant if the Company makes or causes to be made effective provision whereby the then outstanding New Notes are secured equally and ratably with (or prior to) the Indebtedness secured by such Lien for so long as such Indebtedness shall be so secured and certain other requirements are met. See "Description of New Notes -- Certain Covenants -- Liens". The Note Exchange Agreement contains a separate affirmative covenant which provides that if the Company or any Restricted Subsidiary shall create or assume any Lien upon any of its respective properties or assets that is not permitted under the Liens covenant contained in the Note Exchange Agreement, the Company, within 30 days thereof, shall either make or cause to be made effective provision whereby the Existing Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured, or shall cause such Lien to be released and fully discharged against any property or assets of the Company or any Restricted Subsidiary.

         Indebtedness to Unrestricted Subsidiaries. The Company's covenant in the Note Exchange Agreement not to make or permit any Restricted Subsidiary to make any payment (including prepayments and purchases) in respect of Indebtedness for borrowed money owing to and held by an Unrestricted Subsidiary or a Restricted Subsidiary which is not a Wholly-owned Restricted Subsidiary under specified circumstances is substantially identical to the corresponding covenant in the Indenture, except that the Note Exchange Agreement also prohibits the making of any such payment if, immediately before or after giving effect to such payment, a Designated Event shall have occurred (other than a Designated Event with respect to which all time periods for the holders of Existing Notes to be prepaid as described under "Payment Provisions -- Designated Event" have expired). See "Description of New Notes -- Certain Covenants -- Indebtedness to Unrestricted Subsidiaries".

         Mergers and Acquisitions. The covenants set forth in the Indenture and the Note Exchange Agreement which limit the ability of the Company or a Restricted Subsidiary to merge or consolidate with or acquire the stock or assets of any person are substantially identical, except that the Note Exchange Agreement requires the Company to be the surviving or continuing corporation in any such transaction involving the Company, whereas the Indenture permits the Company to consolidate with or merge into another person if specified requirements are met. See "Description of New Notes -- Certain Covenants -- Mergers and Acquisitions".

         Sale of Assets. The covenants set forth in the Indenture and the Note Exchange Agreement with respect to the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of any of its properties and assets are substantially identical, except that the conditions that must be satisfied in order for a trade or exchange of an asset or group of assets to be effected in compliance with the Note Exchange Agreement include the further requirement that, after giving effect to such transaction, there shall not be a material and adverse effect on the Company and its Restricted Subsidiaries with respect to the prospects for the future generation of Cash Flow, Subscriber Penetration Levels (as defined in the Note Exchange Agreement), the general mix of assets or the condition, quality and developmental level of technical equipment. Notice of such trade or exchange (including information equivalent to that required to be given to the Trustee under the corresponding covenant of the Indenture) is required to be given to each holder of Existing Notes. See "Description of New Notes -- Certain Covenants -- Sale of Assets".

         Certain Deliveries. In accordance with the Note Exchange Agreement, the Company is required to deliver to each Designated Holder within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Further, within 120 days after the end of each fiscal year, the Company is required to deliver to each Designated Holder a certificate of an appropriate officer with respect to the Company's compliance with the conditions and covenants contained in the Note Exchange Agreement and a written statement of the Company's independent auditors with respect to whether, in connection with their audit examination, any Event of Default has come to their attention. In accordance with the Indenture, copies of such filings with the Commission, the officer's compliance certificate and the written statement of the Company's independent auditors are required to be
delivered to the Trustee rather than the holders of the New Notes.   (Sections
4.04 and 4.06 of the Indenture)

CERTAIN ADDITIONAL COVENANTS

         The Note Exchange Agreement provides that until the Existing Notes have been paid in full in accordance with the terms thereof (and otherwise as provided in the Note Exchange Agreement), the Company shall be subject to the further covenants summarized below. None of the following covenants are contained in the Indenture and, therefore, the benefits thereof will not be available to the holders of New Notes.

         Maintenance of Properties; Insurance. The Company and each Restricted Subsidiary (i) shall maintain, preserve and keep its plant, properties and equipment in good repair, working order and condition and will from time to time make all repairs, renewals, replacements, additions and betterments, as needed, so that the efficiency thereof shall be fully preserved and maintained, except assets disposed of by the Company or any Restricted Subsidiary in the ordinary course of business where such assets are obsolete or no longer useful or required in the operation of the Company's or such Restricted Subsidiary's business, and (ii) shall maintain insurance coverage by reputable insurance companies or associations, in such forms and amounts and against such hazards as are customary for companies engaged in similar businesses and owning and operating similar properties.

         Ownership of Restricted Subsidiaries. The Company shall at all times own, directly or indirectly through a Wholly-owned Restricted Subsidiary, not less than 80% of the issued and outstanding shares of capital stock of each Restricted Subsidiary.

         Payment of Taxes and Other Claims. Except as provided in the "Liens" covenant, the Company will, and will cause each Restricted Subsidiary to pay when due (i) all taxes, assessments, and other governmental charges or levies imposed upon it or any of its or their respective properties or income, which, if unpaid, might result in the creation of a Lien upon any of its or their respective material properties, and (ii) all claims or demands for labor, materials and supplies, which, if unpaid, might result in the creation of a Lien upon any of its or their respective material properties.

         ERISA.  The Company shall deliver to any holder of Existing Notes:
(a) promptly and in any event within ten days after the Company knows or has reason to know of the occurrence of (i) any of the events set forth in Section 4043(b) of ERISA, (ii) a withdrawal from a Plan described in Section 4063 of ERISA, or (iii) a cessation of operations described in Section 4068(f) of ERISA (each, a "Reportable Event"), with respect to a Plan, a copy of any materials required to be filed with the Pension Benefit Guaranty Corporation with respect to such Reportable Event together with a statement of an appropriate officer of the Company setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto; (b) at least ten days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (c) promptly and in any event within ten days after the Company knows or has reason to know of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of an appropriate officer of the Company describing such event or condition; (d) promptly and in no event more than ten days after receipt thereof by the Company or any ERISA Affiliate, each notice received by the Company or an ERISA Affiliate concerning the imposition of any withdrawal liability under Section 4202 of ERISA; and (e) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan or Multi-employer Plan, provided, however, that this covenant does not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service.

DEFAULTS AND REMEDIES

         The events which constitute an Event of Default under the Note Exchange Agreement and the Indenture are substantially similar except as described below. Under the Note Exchange Agreement, if the Company defaults in the payment or prepayment of principal or premium on any Existing Note of any series when the same shall become due, or defaults in the payment or prepayment of any interest on any Existing Note of any series when the same shall become due and such default as to interest remains unremedied for five days, such event will constitute an Event of Default with respect to the Existing Notes of all series. Under the Indenture, such event would constitute an Event of Default only with respect to the New Notes of the particular series with respect to which the payment default occurred. Both the Indenture and the Note Exchange Agreement, however, include cross-default provisions in the event of a failure to pay any principal of, or premium or interest on, any Indebtedness having a then outstanding aggregate principal amount of $10,000,000 or more, beyond any applicable grace period. The Note Exchange Agreement provides that the Company's failure to perform any of the requirements of certain of the affirmative covenants made in the Note Exchange Agreement (relating to the designation of Restricted and Unrestricted Subsidiaries, the ratable securing of the Existing Notes, the ownership of Restricted Subsidiaries and the giving of notice of defaults by the Company), and the Company's failure to comply with any of the negative covenants contained therein, will constitute an Event of Default with respect to the Existing Notes without any requirement of notice to the Company or passage of time. The failure to perform or observe any other term or condition of the Note Exchange Agreement or of any of the Existing Notes will constitute an Event of Default if not remedied within 30 days after such failure shall have become known to the Company. See "Description of New Notes -- Defaults and Remedies". The periods of time that certain events or conditions (relating to the involuntary appointment of a custodian or receiver; an involuntary bankruptcy, reorganization or similar proceeding; entry of a decree of dissolution, and entry of final judgments exceeding a specified aggregate amount) would have to continue unremedied (by dismissal, stay or discharge) before an Event of Default would occur under the Note Exchange Agreement or the Indenture is more than 60 days, in the case of the Note Exchange Agreement, and more than 90 days, in the case of the Indenture. Under the Indenture, the occurrence of certain events or conditions with respect to a Plan or a Multi-employer Plan will constitute an Event of Default if such events or conditions would result in liabilities in excess of certain amounts and that are not covered in full by insurance. Under the Note Exchange Agreement, if such events or conditions occur with respect to the Company, as opposed to a Restricted Subsidiary, an Event of Default will occur without regard to the amount of the liabilities or their coverage by insurance. Further, the Note Exchange Agreement provides that it shall be an Event of Default with respect to the Existing Notes if an order, judgment or decree is entered in any proceeding against the Company or any Restricted Subsidiary decreeing a split-up of the Company or any Restricted Subsidiary which requires the divestiture of assets of the Company or any Restricted Subsidiary the Annualized Cash Flows of which for the three-month period ending the month immediately prior to the date of such order, judgment or decree shall have contributed 15% or more of the Annualized Cash Flow of the Company and the Restricted Subsidiaries for the same period, and such order, judgment or decree remains unstayed and in effect for more than 60 days, unless the Company can demonstrate, to the reasonable satisfaction of a Majority-in-Interest of Holders of Existing Notes, that it could make any such asset divestitures within the time period required in order to comply with such order, judgment or decree without violating any of the terms and conditions of the Note Exchange Agreement. The Indenture does not include an equivalent provision.

         If an Event of Default (other than certain events of bankruptcy or insolvency) occurs with respect to outstanding Existing Notes, the Note Exchange Agreement provides that a Majority-in-Interest of Holders of the Existing Notes may declare to be due and payable immediately the unpaid principal amount of all of the Existing Notes then outstanding and accrued interest thereon. The Note Exchange Agreement provides for automatic acceleration of such amounts upon the occurrence of certain events of bankruptcy or insolvency. If an Event of Default occurs by virtue of the Company's failure to make any payment of principal, premium or interest on any Existing Note when due, then any holder of an Existing Note as to which such default in payment has occurred and is continuing may at its option declare the unpaid principal amount of, and accrued interest on, such Existing Note to be due and payable immediately. The acceleration provisions of the Indenture are substantially similar, except that
(i) if a payment default occurs with respect to any New Note of a series, a Majority-in-Interest of Holders of the New Notes of that particular series may declare the same to be due and payable and no individual holder has the separate right to accelerate the payment of his or its New Note, and (ii) in addition to providing for the automatic acceleration of the payment of the New Notes upon the occurrence of certain events of bankruptcy or insolvency, the Indenture provides for such automatic acceleration if an order, judgment or decree is entered in any proceedings against the Company or a Restricted Subsidiary decreeing the dissolution of the Company or such Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 90 days. Upon the acceleration of New Notes or Existing Notes (other than an automatic acceleration), the Indenture and the Note Exchange Agreement, respectively, provide for the payment of a premium in addition to principal and interest. The Note Exchange Agreement, subject to certain conditions, permits the holders of not less than 66 2/3% in aggregate principal amount of the Existing Notes then outstanding to annul any declaration of acceleration of Existing Notes and the consequences thereof, provided that such annulment occurs within six months after such declaration. The Indenture, subject to similar conditions, permits the holders of not less than 66 2/3% in aggregate unpaid principal amount of the outstanding New Notes (or the New Notes of a particular series in the case of an acceleration of New Notes of that series following a payment default with respect to such series) to rescind an acceleration and its consequences with respect to the New Notes at any time. See "Description of New Notes -- Defaults and Remedies". In accordance with the Indenture, no holder of New Notes shall have the right to pursue any remedy with respect to the Indenture or the New Notes (other than a suit for enforcement of any payment on such holder's New Notes that has not been paid when due), unless certain conditions are met, including that the holders of at least 25% in aggregate unpaid principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy and offer and provide to the Trustee indemnity satisfactory to it against any loss, liability or expense and that the Trustee does not comply with such request within 60 days thereafter. (Sections 5.06 and 5.07) The Note Exchange Agreement does not include any equivalent limitation on the rights of holders of Existing Notes.

AMENDMENTS AND WAIVERS

         The Note Exchange Agreement and the Indenture may each be amended, and compliance with the respective provisions thereof may be waived, with the consent of a Majority-in-Interest of Holders of the Existing Notes or the New Notes, as applicable, subject to certain exceptions which are substantially similar, except that the Note Exchange Agreement further provides that no amendment or waiver consented to after the acceleration of any Existing Note or Notes shall, without the consent of the holder thereof, affect the rights of the holder of such accelerated Existing Note, including the right to receive immediate payment of all unpaid principal, premium, if any, and interest thereon. The Indenture provides that no waiver of a default in the payment of principal of, premium, if any, or interest on a New Note will be effective without the consent of the holder of such New Note. The Indenture provides that the Company and the Trustee may amend or supplement the Indenture in certain respects without the consent of any holder of New Notes. The Note Exchange Act does not include any equivalent provision. The Note Exchange Agreement prohibits the Company from soliciting, requesting or negotiating for or with respect to any proposed waiver or amendment unless each holder of Existing Notes is afforded the opportunity of considering the same and further prohibits the Company from paying any remuneration to any holder of Existing Notes as consideration for or as an inducement to the entering into by such holder of any waiver or amendment, unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Existing Notes then outstanding. The Indenture does not contain an equivalent provision. See "Description of New Notes -- Amendments, Supplements and Waivers" and "-- Defaults and Remedies".

TERMINATION OF COMPANY'S OBLIGATIONS

         The Note Exchange Agreement does not contain any provision equivalent to the provision of the Indenture described under "Description of New Notes -- Termination of Company's Obligations".

                                 LEGAL MATTERS

         Certain legal matters with respect to the New Notes offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022-4834. Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company and certain partners of Baker & Botts, L.L.P. serve as Assistant Secretaries of the Company.

                                    EXPERTS

         The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, have been incorporated by reference herein in reliance upon the reports, dated March 21, 1994, of KPMG Peat Marwick, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

         The consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 and the consolidated statements of operations, stockholders' equity, and cash flows of "Liberty Media" (a combination of certain programming interests and cable television assets of Tele-Communications, Inc.) for the period from January 1, 1991 to March 31, 1991, which appear in Tele-Communications, Inc.'s Current Report on Form 8-K dated April 6, 1994, have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made hereby and, if given or made such information or representation must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.


                               ----------------

                               TABLE OF CONTENTS

                                                  Page
                                                  ----
Available Information . . . . . . . . . . .
Incorporation of Documents by
    Reference . . . . . . . . . . . . . . .
Summary . . . . . . . . . . . . . . . . . .
Certain Considerations  . . . . . . . . . .
The Company . . . . . . . . . . . . . . . .
Recent Developments . . . . . . . . . . . .
The Exchange Offer  . . . . . . . . . . . .
Certain Federal Income
     Tax Considerations . . . . . . . . . .
Description of New Notes  . . . . . . . . .
Comparison of Existing Notes and
     New Notes  . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . .




                           TELE-COMMUNICATIONS, INC.

                                   $5,000,000
                          9.55% SENIOR NOTES, SERIES A
                             DUE DECEMBER 15, 2001

                                  $26,500,000
                          8.67% SENIOR NOTES, SERIES B
                              DUE AUGUST 31, 2002

                                  $36,000,000
                          8.85% SENIOR NOTES, SERIES C
                              DUE AUGUST 31, 2002

                                  $32,000,000
                          9.82% SENIOR NOTES, SERIES D
                             DUE SEPTEMBER 30, 1997

                                  $20,000,000
                         10.25% SENIOR NOTES, SERIES E
                             DUE SEPTEMBER 30, 2000

                               ----------------

                                   PROSPECTUS

                               ----------------



                                 April --  , 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Article V, Paragraph FOURTH of the Company's Restated Certificate of Incorporation provides as follows:

                          "FOURTH: (A) To the fullest extent permitted by the
                 Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                          (B) This corporation shall, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware, (i) indemnify, and (ii) advance litigation expenses prior to the final disposition of an action, to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation and such rights of indemnification and to advancement of litigation expenses shall also be applicable to the heirs, executors, administrators and other similar legal representatives of any such director or officer.

                          (C) The foregoing provisions of this paragraph FOURTH shall be deemed to be a contract between this corporation and each director and officer who serves in such capacity at any time while this paragraph FOURTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                          (D) The foregoing rights of indemnification and to advancement of litigation expenses shall not be deemed exclusive of any other rights to which any director or officer or his or her legal representatives may be entitled apart from the provisions of this paragraph FOURTH."

         Article IV, Section 6 of the Company's By-laws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest, to the extent provided by the Delaware Corporation statutes and by the Company's Restated Certificate of Incorporation.

         The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and
(ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" of the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

         The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under the Delaware General Corporation Law, the Company's By-laws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

         The Company may purchase liability insurance policies covering its directors and officers.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)     Exhibits

     Exhibit
      Number                                     Description
      ------                                     -----------
        3.1      Registrant's Restated Certificate of Incorporation, dated July 19, 1979, as amended on June 12,
                 1980, June 18, 1981, June 9, 1983, May 20, 1986, June 12, 1987, January 14, 1988, November 4, 1991, December 2,
                 1991, December 2, 1991, December 27, 1991, April 3, 1992, February 8, 1993, March 19, 1993 and July 23, 1993.
                 (Incorporated herein by reference to the Registrant's  Annual Report on Form 10-K for the year ended December 31,
                 1993.  Commission File No. 0-5550.)

        3.2      Registrant's By-Laws, as Amended and Restated July 19, 1979, with amendments April 8, 1980, October 29, 1987 and December 10, 1993.  (Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated
                 April 6, 1994.  Commission File No. 0-5550.)

        4.1      Indenture, dated as of April 15, 1994, between the Registrant and The Bank of New York, as Trustee.

        4.2      Form of 9.55% Senior Note, Series A (included as Exhibit A to Exhibit 4.1).

        4.3      Form of 8.67% Senior Note, Series B (included as Exhibit B to Exhibit 4.1).

        4.4      Form of 8.85% Senior Note, Series C (included as Exhibit C to Exhibit 4.1).

        4.5      Form of 9.82% Senior Note, Series D (included as Exhibit D to Exhibit 4.1).

        4.6      Form of 10.25% Senior Note, Series E (included as Exhibit E to Exhibit 4.1).

        5        Opinion of Baker & Botts, L.L.P., regarding the legality of the New Notes.*

        8        Opinion of Sherman & Howard, regarding certain tax matters.*

       12        Calculation of Ratios of Earnings to Fixed Charges.

       21        List of Subsidiaries of the Registrant.  (Incorporated herein by reference to Exhibit 21 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31, 1993.  Commission File No. 0-5550.)

       23.1      Consent of KPMG Peat Marwick.

       23.2      Consent of KPMG Peat Marwick.

       23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

       23.5      Consent of Sherman & Howard (included in Exhibit 8).

       24        Power of Attorney (included herein on pages II-7 and II-8).



     Exhibit
      Number                                     Description
      ------                                     -----------

       25        Statement of Eligibility and Qualification of The Bank of New York, as Trustee, on Form T-1.


- --------------------
*  To be filed by Amendment.


      (b)        Financial Statement Schedules.

                 Schedule II - Amounts Receivable from Related Parties
                   and Employees Other Than Related Parties,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule III - Condensed Information as to the
                   Financial Position of the Registrant, December 31, 1993 and 1992; Condensed Information as to the Operations and Cash Flows of the Registrant,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule V - Property and Equipment,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule VI - Accumulated Depreciation of
                   Property and Equipment,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule VII - Guarantees of Securities of Other Issuers,
                     December 31, 1993*

                 Schedule VIII - Valuation and Qualifying Accounts,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule IX - Short-Term Borrowings,
                     Years ended December 31, 1993, 1992 and 1991*

                 Schedule X - Supplementary Statement of
                   Operations Information,
                     Years ended December 31, 1993, 1992 and 1991*

         ---------------------------------
         * Incorporated herein by reference to the same schedule included as part of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-5550).

ITEM 22.   UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON APRIL 14, 1994.

                                           TELE-COMMUNICATIONS, INC.



                                           By:/s/  Stephen M. Brett
                                              -------------------------------
                                              Name:  Stephen M. Brett
                                              Title: Senior Vice President

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re- substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                      Signature                                              Title                         Date
                                      ---------                                              -----                         ----



                 /s/ Bob Magness                                                     Chairman of the Board         April 14, 1994
                 ---------------------------------------------------                     and Director
                 (Bob Magness)


                 /s/  John C. Malone                                                President and Director         April 14, 1994
                 ---------------------------------------------------             (Principal Executive Officer)
                 (John C. Malone)


                 /s/ Donne F. Fisher                                               Executive Vice President        April 14, 1994
                 ---------------------------------------------------                     and Director
                 (Donne F. Fisher)                                               (Principal Financial Officer)



                 /s/ Gary K. Bracken                                                 Senior Vice President         April 14, 1994
                 ---------------------------------------------------                    and Controller
                 (Gary K. Bracken)                                              (Principal Accounting Officer)


                 /s/ Jerome H. Kern                                                        Director                April 14, 1994
                 ---------------------------------------------------
                 (Jerome H. Kern)


                 /s/ John W. Gallivan                                                      Director                April 14, 1994
                 ---------------------------------------------------
                 (John W. Gallivan)


                 /s/ Kim Magness                                                           Director                April 14, 1994
                 ---------------------------------------------------
                 (Kim Magness)





                                      Signature                                              Title                     Date
                                      ---------                                              -----                     ----
                                                                                           Director
                 ---------------------------------------------------
                 (Robert A. Naify)

                                                                                           Director
                 ---------------------------------------------------
                 (Tony Coelho)




                                 EXHIBIT INDEX

Exhibit
Number           Exhibit                                                                                                   Page No.
- ------           -------                                                                                                   --------

  3.1            Registrant's Restated Certificate of Incorporation, dated July 19, 1979, as amended on June 12, 1980, June
                 18, 1981, June 9, 1983, May 20, 1986, June 12, 1987, January 14, 1988, November 4, 1991, December 2, 1991,
                 December 2, 1991, December 27, 1991, April 3, 1992, February 8, 1993, March 19, 1993 and July 23, 1993.
                 (Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1993.  Commission File No. 0-5550.)

  3.2            Registrant's By-Laws, as Amended and Restated July 19, 1979, with amendments April 8, 1980, October 29, 1987 and December 10, 1993.  (Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated April 6, 1994.  Commission File No. 0-5550.)

  4.1            Indenture, dated as of April 15, 1994, between the Registrant and The Bank of New York, as Trustee.

  4.2            Form of 9.55% Senior Note, Series A (included as Exhibit A to Exhibit 4.1).

  4.3            Form of 8.67% Senior Note, Series B (included as Exhibit B to Exhibit 4.1).

  4.4            Form of 8.85% Senior Note, Series C (included as Exhibit C to Exhibit 4.1).

  4.5            Form of 9.82% Senior Note, Series D (included as Exhibit D to Exhibit 4.1).

  4.6            Form of 10.25% Senior Note, Series E (included as Exhibit E to Exhibit 4.1).

  5              Opinion of Baker & Botts, L.L.P., regarding the legality of the New Notes.*

  8              Opinion of Sherman & Howard, regarding certain tax matters.*

 12              Calculation of Ratios of Earnings to Fixed Charges.

 21              List of Subsidiaries of the Registrant.  (Incorporated herein by reference to Exhibit 21 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31, 1993.  Commission File No. 0-5550.)

 23.1            Consent of KPMG Peat Marwick.

 23.2            Consent of KPMG Peat Marwick.

 23.4            Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

 23.5            Consent of Sherman & Howard (included in Exhibit 8).

 24              Power of Attorney (included herein on pages II-7 and II-8).



Exhibit
Number           Exhibit                                                                                                 Page No.
- ------           -------                                                                                                 --------

 25              Statement of Eligibility and Qualification of The Bank of New York, as Trustee, on Form T-1.


- --------------------
*  To be filed by Amendment.